SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material pursuant to §240.14a-12

ECB BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

July 28, 2023

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of ECB Bancorp, Inc. (the “Company”). The annual meeting will be conducted at the Company’s main office, located at 419 Broadway, Everett, Massachusetts 02149, on Thursday, September 7, 2023 at 4:30 p.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the annual meeting. Directors and officers of the Company, as well as a representative of Baker Newman & Noyes LLC, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares of Company common stock are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote online or via telephone or to complete and mail a proxy card. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

Sincerely,

/s/ Richard J. O’Neil, Jr.
Richard J. O’Neil, Jr.
President and Chief Executive Officer

419 Broadway

Everett, Massachusetts 02149

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	4:30 pm., local time, on Thursday, September 7, 2023

PLACE	The Company’s main office located at 419 Broadway, Everett, Massachusetts 02149

ITEMS OF BUSINESS	(1) To elect two directors to serve for a term of three years;

(2) The approval of the ECB Bancorp, Inc. 2023 Equity Incentive Plan;

(3) To ratify the selection of Baker Newman & Noyes LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

(4) To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

The Board of Directors is not aware of any other business to come before the annual meeting.

RECORD DATE	To vote, you must have been a stockholder at the close of business on June 30, 2023.

PROXY VOTING	It is important that your shares of Company common stock be represented and voted at the meeting. You can vote your shares online or via telephone or by completing and returning a proxy card or voting instruction card. Voting instructions are printed on the notice of internet availability of proxy materials sent to you and are included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John A. Citrano
John A. Citrano
Corporate Secretary

Everett, Massachusetts

July 28, 2023

Note:	Whether or not you plan to attend the annual meeting, please vote online or via telephone or by marking, signing, dating and promptly returning a proxy card.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of ECB Bancorp, Inc. (the “Company”) to be used at the annual meeting of stockholders of the Company. The Company is the holding company for Everett Co-operative Bank (the “Bank”). The annual meeting will be conducted at the Company’s main office, located at 419 Broadway, Everett, Massachusetts 02149, on Thursday, September 7, 2023 at 4:30 pm., local time.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders Meeting to be held on September 7, 2023

To save significant printing and mailing expenses, the Company is furnishing this proxy statement and its 2022 annual report to stockholders via the Internet according to the rules of the U.S. Securities and Exchange Commission (the “SEC”) for “notice and access” delivery. On July 28, 2023, the Company mailed the notice to all stockholders, who had not previously elected to receive their proxy materials by mail or electronically, containing instructions on how to access this proxy statement and our annual report and how to vote online. Upon receipt of the notice, stockholders may choose to request a printed copy of proxy materials at no charge, and this preference will be maintained for future mailings.

This proxy statement and the Company’s annual report to stockholders for the year ended December 31, 2022 are available online at https://www.cstproxy.com/ecbbancorp/2023.

VOTING AND PROXY PROCEDURE

Who Can Vote at the Meeting

You are entitled to vote your shares of Company common stock if the records of the Company show that you held your shares as of the close of business on June 30, 2023. If your shares are held in a stock brokerage account or by a bank or other nominees, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker on how to vote your shares. Your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing it on how to vote your shares.

As of the close of business on June 30, 2023, 9,175,247 shares of Company common stock were outstanding and entitled to vote. Each share of Company common stock has one vote. The Company’s articles of incorporation generally provide that record holders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote with respect to those shares held in excess of the 10% limit. However, a majority of the Company’s disinterested directors may approve a stockholder acquiring and voting in excess of 10% of the Company’s outstanding shares before the stockholder acquires any shares in excess of the 10% limit.

Advance Voting Methods

Even if you plan to attend the annual meeting, please vote in advance of the meeting using any one of the following advance voting methods:

•	Visit the website listed on your proxy card/voting instruction form to vote VIA THE INTERNET;

•	Call the telephone number on your proxy card/voting instruction form to vote BY TELEPHONE; or

•	If you received a paper proxy card or voting instruction form, complete, sign, date and return the proxy card or voting instruction form in the enclosed envelope BY MAIL.

Attending the Annual Meeting

If you are a stockholder as of the close of business on June 30, 2023, you may attend the annual meeting. However, if you hold your shares of Company common stock in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank, broker or other nominee are all examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will need a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

The annual meeting will be held only if there is a quorum. A majority of the outstanding shares of Company common stock entitled to vote, represented in person or by proxy, constitutes a quorum. If you return valid proxy instructions or attend the meeting in person, your shares of Company common stock will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of the nominees or withhold votes as to the nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the annual meeting. “Plurality” means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is two. In the election of directors, votes that are withheld will have no effect on the outcome of the election.

In voting on the approval of the ECB Bancorp, Inc. 2023 Equity Incentive Plan, you may vote in favor of the proposal, vote against the proposal, or abstain from voting. To be approved, this proposal requires the affirmative vote of a majority of the votes cast at the annual meeting. In counting votes on this proposal, abstentions and broker non-votes will have no impact on the outcome of the proposal.

In voting on the ratification of the appointment of Baker Newman & Noyes LLC as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal, or abstain from voting. To be approved, this proposal requires the affirmative vote of a majority of the votes cast at the annual meeting. In counting votes on this proposal, abstentions and broker non-votes will have no impact on the outcome of the proposal.

Abstentions and Broker Non-Votes

Abstentions and “broker non-votes” are not considered “votes cast” and will therefore have no effect on the outcome of any vote taken at the annual meeting. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes will be counted for purposes of determining the existence of a quorum.

Effect of Not Casting Your Vote

If you hold your shares of Company common stock in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1) or with respect to the approval of the ECB Bancorp, Inc. 2023 Equity Incentive Plan (Proposal 2).

Current regulations restrict the ability of your bank or broker to vote your uninstructed shares in the election of directors and other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors or with respect to the approval of the ECB Bancorp, Inc. 2023 Equity Incentive Plan, no votes will be cast on your behalf. These are referred to as broker non-votes. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 3). If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

Voting by Proxy

This proxy statement is being sent to you by the Board of Directors of the Company to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you vote online or by telephone, or if you sign, date, and return a proxy card without giving voting instructions, your shares of Company common stock will be voted as recommended by the Company’s Board of Directors.

The Board of Directors recommends that you vote:

•	“FOR” each of the nominees for director;

•	“FOR” the approval of the ECB Bancorp, Inc. 2023 Equity Incentive Plan; and

•	“FOR” the ratification of the appointment of Baker Newman & Noyes LLC as the Company’s independent registered public accounting firm.

If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your shares of Company common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your shares of Company common stock have been voted at the annual meeting, deliver a later-dated valid proxy or attend the meeting and vote your shares. In addition, if you voted by telephone or via the Internet, you may revoke your vote by following the instructions provided for each. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your shares of Company common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other nominee. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominees, you must contact your broker, bank or other nominee.

If you have any questions about voting, please contact our proxy solicitor, Alliance Advisors, toll free, at 844-557-9028.

Participants in the Bank’s Employee Stock Ownership Plan

If you are a participant in the Everett Co-operative Bank Employee Stock Ownership Plan (the “ESOP”) and shares of Company common stock held in the ESOP Trust have been allocated to your ESOP account, you will receive a voting instruction card that reflects all shares you may direct the ESOP trustee to vote under the ESOP.

The ESOP trustee, Community Bank of Pleasant Hill d/b/a First Trust of MidAmerica, is responsible for voting all of the shares of Company common stock held in the ESOP Trust, based on participant instructions. The voting instruction card enables each ESOP participant to direct the ESOP trustee how to vote the shares of Company common stock allocated to the participant’s ESOP account. Unallocated shares and allocated shares for which no timely voting instructions are received and shares of Company common stock for which a participant elected to abstain from voting, will be voted by the ESOP trustee in the same proportion on each of the proposals as the shares held by participants in the ESOP voted for and against on each proposal for which voting instructions were timely received.

The deadline for returning your ESOP voting instruction card is August 31, 2023.

CORPORATE GOVERNANCE

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Corporate Governance Policies and Procedures

The Company has adopted a corporate governance policy to govern certain of its activities including, but not limited to: (1) the duties and responsibilities of each director; (2) the composition, duties and responsibilities and operation of the Board of Directors; (3) the selection of the Company’s President and Chief Executive Officer; (4) the establishment and operation of Board committees; (5) succession planning; (6) convening executive sessions of independent directors; (7) the Board of Directors’ interaction with management and third parties; (8) the distribution of Board materials in advance of meetings; (9) the review of director compensation; (10) the evaluation of the performance of the Board of Directors and of the President and Chief Executive Officer; and (11) the orientation of new directors and continuing education.

Code of Ethics

The Board of Directors of the Company has adopted a Code of Ethics for Senior Officers for the principal executive officer, principal financial officer, principal accounting officer and all persons performing similar functions. The code of ethics is designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. The code of ethics is available on the Company’s website (www.everettbank.com) under the section of the website captioned “Investor Relations—Governance Documents.”

Board Leadership Structure

Our Board of Directors has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer enhances Board independence and oversight. Moreover, the separation of the positions of Chairman of the Board and President and Chief Executive Officer enables the President and Chief Executive Officer to focus on his responsibilities of running the Company and the Bank and expanding and strengthening our franchise while enabling the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and oversight of management. Consistent with this determination, Dennis J. Leonard serves as Chairman of the Board and Richard J. O’Neil, Jr. serves as President and Chief Executive Officer.

Board’s Role in Risk Oversight

A fundamental part of our risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The full Board of Directors’ involvement in helping to set our business strategy is an important aspect of its assessment of management’s tolerance for risk and its determination of the appropriate level of risk for us. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk by providing oversight of the quality and integrity of our financial reporting and internal controls, as well as our compliance with legal and regulatory requirements. Our Compensation Committee reviews our compensation policies and practices to help ensure there is a direct relationship between pay levels and corporate performance and return to stockholders. The Nominating and Corporate Governance Committee oversees risks associated with the independence of our Board of Directors and potential conflicts of interest and also is responsible for review and oversight of our environmental, social and governance policies and activities.

Meetings and Committees of the Board of Directors

The Company and the Bank conduct business through meetings of their Boards of Directors and their committees. The Company’s Board of Directors held eight regular meetings and three special meetings during the fiscal year ended December 31, 2022, and the Bank’s Board of Directors held twelve regular meetings and three special meetings during the fiscal year ended December 31, 2022. No director attended fewer than 75% of the total meetings of the Board of Directors of the Company and the committees on which such director served during the fiscal year ended December 31, 2022.

The following table identifies our standing committees and their members as of June 30, 2023. All members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent in accordance with the listing standards of the Nasdaq Stock Market and the rules and regulations of the Securities and Exchange Commission.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Paul A. Delory
Elizabeth P. Jones	X		X*
Dennis J. Leonard	X	X	X
Richard J. O’Neil, Jr.
Joseph Sachetta	X*	X	X
Susan Sgroi		X*
Marjorie A. White
Number of Meetings in 2022	3	4	0

*	Denotes Chair of Committee

Audit Committee. The Audit Committee assists the Board of Directors in discharging its duties related to the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditors’ qualifications, independence and performance, the performance of our internal audit function, our accounting and financial reporting process and financial statement audits. The Audit Committee meets periodically with our independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters.

The Board of Directors has determined that Joseph Sachetta is an “audit committee financial expert,” as such term is defined by the rules and regulations of the Securities and Exchange Commission. Mr. Sachetta is independent under the listing standards of the Nasdaq Stock Market. The Audit Committee acts under a written charter, a copy of which is available on the Company’s website (www.everettbank.com) under the section of the website captioned “Investor Relations—Governance Documents.”

The report of the Audit Committee appears in this proxy statement under the heading “Proposal 3 —Ratification of Independent Registered Public Accounting Firm—Audit Committee Report.”

Compensation Committee. The Compensation Committee approves our compensation objectives and establishes the compensation for the President and Chief Executive Officer and other executives. Our Chief Executive Officer makes recommendations to the Compensation Committee from time to time regarding the appropriate mix and level of compensation for other executives. Those recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The Compensation Committee reviews all compensation components for our President and Chief Executive Officer and other highly compensated executive officers’ compensation including base salary, annual incentives, long-term incentives, and other perquisites. In addition to reviewing competitive total compensation market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package.

The Compensation Committee acts under a written charter, a copy of which is available on the Company’s website (www.everettbank.com) under the section of the website captioned “Investor Relations—Governance Documents.”

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for the annual selection of the Board of Directors’ nominees for election as directors and developing and implementing policies and practices relating to corporate governance. The Nominating and Corporate Governance Committee also considers and recommends the nominees for director to stand for election at our annual meeting of stockholders. When identifying nominees to serve as director, the Nominating and Corporate Governance Committee seeks to create a Board of Directors that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance. The Nominating and Corporate Governance Committee acts under a written charter, a copy of which is available on the Company’s website (www.everettbank.com) under the section of the website captioned “Investor Relations—Governance Documents.”

Minimum Qualifications. The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include an age limitation and a requirement that the candidate have not been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

The Nominating and Corporate Governance Committee will consider the following criteria in selecting nominees: contributions to the range of talent, skill and expertise appropriate for the Board; financial, regulatory and business experience; knowledge of the banking and financial services industries; familiarity with the operations of public companies and ability to read and understand financial statements; familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations; personal and professional integrity, honesty and reputation; ability to represent the best interests of the stockholders of the Company and the best interests of the Bank; ability to devote sufficient time and energy to the performance of his or her duties; independence; current equity holdings in the Company; and any other factors the Nominating and Corporate Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations. In its consideration of diversity, the Nominating and Corporate Governance Committee seeks to create a Board that is strong in its collective knowledge and that has a diverse set of skills and experience with respect to management and leadership, vision and strategy, accounting and finance, business operations and judgment, industry knowledge and corporate governance.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The process that the Nominating and Corporate Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as their knowledge of members of the communities served by the Bank. The Nominating and Corporate Governance Committee also will consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below. The Nominating and Corporate Governance Committee has not previously used an independent search firm to identify nominees.

In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominees and the contributions he or she would make to the Board.

Consideration of Recommendations by Stockholders. It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation for a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.

All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.

As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating and Corporate Governance Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Attendance at the Annual Meeting

The Board of Directors encourages directors to attend the annual meeting of stockholders. The 2023 annual meeting of stockholders will be the Company’s first annual meeting of stockholders.

Anti-Hedging Policy

The Company maintains an Anti-Hedging Policy that provides that directors and executive officers are prohibited from engaging in transactions in publicly-traded options, such as puts, calls and other derivative securities based on Company stock including any hedging, monetization or similar transactions designed to decrease the risks associated with holding Company stock. In addition, under the Company’s insider trading policy, directors and executive officers are generally prohibited from pledging Company stock as collateral for any loan or holding Company stock in a margin account. The Board of Directors may approve an exception to this policy for a pledge of Company stock as collateral for a loan from a third party (not including margin debt) where the borrower clearly demonstrates the financial capacity to repay the loan without resorting to the pledged securities. The Board of Directors has not approved any such exception to its policy.

Recoupment/Clawback Policy

The Company maintains a Recoupment/Clawback Policy that is designed to enable the Company to recoup erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement. The policy is defined to comply with, and to be interpreted in a manner consistent with, Section 10D of the Securities Exchange Act of 1934, as amended, SEC Rule 10D-1 and Nasdaq Listing Rule 5608. Under the policy, in the event of an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct a material error in previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Company must recoup erroneously awarded incentive-based compensation previously paid to the Company’s executive officers in accordance with the terms of the policy. Furthermore, under the policy, the Company is prohibited from indemnifying any executive officer or former executive officer against the loss of erroneously awarded incentive-based compensation and from paying or reimbursing an executive officer for purchasing insurance to cover any such loss.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors of the Company is presently composed of seven members, all of whom are independent under the current listing standards of the Nasdaq Stock Market, except for Richard J. O’Neil, Jr. and Paul A. Delory. Mr. O’Neil is not deemed independent because he is an executive officer of the Company. Mr. Delory is not deemed independent because of fees paid to his law firm in connection with loan closings for which the Bank is the lender.

In determining the independence of the Company’s directors, the Board of Directors considered relationships between the Company, the Bank and our directors and officers in addition to those relationships which are required to be reported under “Other Information— Transactions With Related Persons” below, including loans and deposit accounts that our directors maintain at the Bank.

The Board of Directors is divided into three classes, each with three-year staggered terms, with approximately one-third of the directors elected each year. At the annual meeting, stockholders will elect two directors to each serve a term of three years. The nominees for election to serve a three-year term are Joseph Sachetta and Susan Sgroi, both of whom are current directors of the Company and the Bank.

Unless you indicate on your proxy card that your shares should not be voted for certain directors, the Board of Directors intends that the proxies solicited by it will be voted for the election of all of the Board’s nominees. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board Directors knows of no reason why any nominee might be unable to serve.

Information regarding the nominees and the directors of the Company continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of December 31, 2023 and the indicated period of service as a director includes service as a director of the Bank. Based on their respective experiences, qualifications, attributes, and skills set forth below, the Board of Directors has determined that each current director and nominee should serve as a director.

The Board of Directors recommends that you vote “FOR” the election of all nominees.

Nominees for Election as Directors

Nominees for a Three-Year Term:

Joseph Sachetta is the founding member and principal of Sachetta, LLC, a full-service wealth and tax advisory firm based in Lynnfield, Massachusetts. Mr. Sachetta is a certified public accountant.

Mr. Sachetta’s educational and professional experience assists the Board of Directors with assessing the Company’s and the Bank’s accounting practices and tax matters. Additionally, his contacts in the greater Boston market and the local community make him a valuable resource for the Board of Directors and for the Company and the Bank. Age 64. Director since 1994.

Susan Sgroi is Executive Vice President and Chief Human Resource Officer for Blue Cross Blue Shield of Massachusetts, the largest private health plan in Massachusetts and one of the largest independent, not-for-profit Blue Cross Blue Shield plans in the country. Age 58. Director since 2020.

Ms. Sgroi’s significant experience, having worked for over 35 years in human resources for large corporations, provides the Board of Directors with valuable knowledge and experience in compensation and benefits, organizational effectiveness, culture change, talent management and capability development, mergers and acquisitions, general corporate governance matters and leadership coaching across multiple businesses and geographies. Ms. Sgroi has a proven track record of aligning strategic and business objectives with organizational and workforce strategies.

Directors Continuing in Office

The following directors have terms ending in 2024:

Paul A. Delory is a practicing attorney and is the founder and principal of the Law Office of Paul A. Delory, a law firm headquartered in Everett, Massachusetts, which specializes in residential and commercial real estate, business law and land use planning. Mr. Delory has been a practicing attorney for over 45 years. Age 72. Director since 1997.

Mr. Delory’s experience and knowledge in his areas of concentration as well as his extensive contacts in the local community make him a valuable resource for the Board of Directors and for the Company and the Bank.

Elizabeth P. Jones is retired. From 1999 through her retirement in 2015, Ms. Jones served as President and Chief Executive Officer of the Bank. Prior to joining the Bank, Ms. Jones had decades of executive management experience with BayBank, during that institution’s substantial growth period, and eventually was employed by BankBoston. Age 72. Director since 2000.

Ms. Jones’ extensive experience in the banking industry brings to the Board of Directors detailed institutional knowledge as well as significant regional retail banking and business development experience.

Richard J. O’Neil, Jr. is the President and Chief Executive Officer of the Company the Bank. He has served as President and Chief Executive Officer since 2016. Mr. O’Neil is a member of the Massachusetts Bar and served as a Director and outside General Counsel of the Bank prior to assuming the position as President and Chief Executive Officer. Age 65. Director since 1997.

Mr. O’Neil’s experience provides the Board of Directors with a perspective on the day-to-day operations of the Company and the Bank and assists the Board of Directors in assessing opportunities and developments in the financial institutions industry. Over his legal and banking career, Mr. O’Neil has developed an extensive network of clients and customers which help to support our business development.

The following directors have terms ending in 2025:

Dennis J. Leonard retired as President and Chief Executive Officer of Delta Dental of Massachusetts in March 2023. Prior to his appointment as Chief Executive Officer of Delta Dental of Massachusetts, he had served as President of Delta Dental of Massachusetts since 2011. Prior to these appointments, Mr. Leonard served in many senior leadership roles such as Chief Sales Officer, Regional President and Vice President of Sales & Marketing. Age 67. Director since 2016.

Mr. Leonard provides the Board of Directors with extensive executive experience in the areas of business development, general corporate governance and public relations. Mr. Leonard serves on the boards of several regional non-profit charitable organizations. He also serves as a trustee of Merrimack College.

Marjorie A. White is retired. From 2015 through her retirement in December 2019, Ms. White served as President of the Bank. Over the course of a fifty-year career at the Bank, Ms. White rose through the ranks from teller through each level of management. Age 74. Director since 1991.

Ms. White’s history and experience with the Bank brings to the Board of Directors extensive institutional knowledge about the Bank and general banking operations.

Executive Officers Who Are Not Also Directors

John A. Citrano is our Executive Vice President, Chief Operating Officer and Chief Financial Officer. He joined the Bank in 2019 and is responsible for the leadership, direction and management of the accounting, finance and operations of the Company and the Bank. Prior to joining the Bank, from 2011 until 2019 Mr. Citrano served as the Executive Vice President and Chief Financial Officer for Belmont Savings Bank. Mr. Citrano has 34 years of experience in the financial services industry more than 20 years as a senior level executive. Age 59.

John Migliozzi is our Executive Vice President and Chief Lending Officer, positions he has held since January 2022. Prior to joining the Bank, Mr. Migliozzi served as Executive Vice President and Senior Lender for East Boston Savings Bank. Mr. Migliozzi was employed with East Boston Savings Bank for 23 years where he was responsible for overseeing its commercial and residential real estate portfolios. Mr. Migliozzi has over 35 years of experience in the financial services industry and his responsibilities include general oversight of our loan portfolio, including credit quality, loan yield and portfolio growth. Age 64.

Board Diversity

Our Board of Directors values diversity and seeks to include directors with a broad range of backgrounds, professional experience, perspectives, and skills. In compliance with the listing rules of the Nasdaq Stock Market, the following chart shows the diversity of our Board of Directors as of June 30, 2023:

Board Size:

Total Number of Directors:	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	4	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	1	—	—

PROPOSAL 2 — APPROVAL OF THE ECB BANCORP, INC.

2023 EQUITY INCENTIVE PLAN

The Board of Directors of ECB Bancorp, Inc. unanimously recommends that stockholders approve the ECB Bancorp, Inc. 2023 Equity Incentive Plan (referred to in this proxy statement as the “2023 Equity Plan” or the “Plan”). Our Board of Directors unanimously approved the 2023 Equity Plan on June 21, 2023. The 2023 Equity Plan will become effective on September 7, 2023 (the “Plan Effective Date”) if stockholders approve the Plan on that date. No awards have been made under the 2023 Equity Plan. However, initial one-time grants to our non-employee directors are set forth in the Plan document and will be self-executing on the day following the approval of the Plan by stockholders. For more information on these self-executing awards to our non-employee directors, see “— Plan Summary — Initial One-Time Non-Employee Director Grants” below.

Why the Company Believes You Should Vote to Approve the 2023 Equity Plan.

The Board of Directors believes that equity-based incentive awards will play a key role in the success of the Company by encouraging and enabling employees, non-employee directors, as well as service providers, of the Company and its subsidiaries, including Everett Co-operative Bank, upon whose judgment, initiative and efforts the Company has depended on and continues to largely depend on for the successful conduct of its business, to acquire an ownership stake in the Company, thereby stimulating their efforts on behalf of the Company and strengthening their desire to remain with the Company. The details of the key design elements of the 2023 Equity Plan are set forth in the section entitled “Plan Summary,” below.

We view the ability to use Company common stock as part of our compensation program as an important component to our future success because we believe it will enhance a pay-for-performance culture that is an important element of our overall compensation philosophy. Equity-based compensation will further align the compensation interests of our employees and non-employee directors with the investment interests of our stockholders as it promotes a focus on long-term value creation through time-based and/or performance-based vesting criteria. Currently, the named executive officers and members of the Board of Directors do not have equity as a part of their compensation program, with the exception of shares of Company common stock allocated to our executive officers participating in the Everett Co-operative Bank Employee Stock Ownership Plan.

Equity Awards Will Enable Us to Better Compete for Talent in Our Marketplace. Most of our competitors offer equity-based compensation to their employees and non-employee directors. We view the ability to offer equity-based compensation as important to our ability to compete for talent within our highly competitive talent marketplace. If the 2023 Equity Plan is not approved by stockholders, we will have to rely on the cash component of our compensation program to attract new employees and to retain our existing employees, which may not align our employees’ interests with the investment interests of the Company stockholders. In addition, if the 2023 Equity Plan is not approved and we are not able to use stock-based awards to recruit and compensate our directors, officers and other key employees and service providers, it could be at a competitive disadvantage for key talent, which could impede our future growth plans and other strategic priorities.

Equity Based Incentive Plans are Routinely Adopted by Financial Institutions Following Conversions. A substantial majority of financial institutions that complete a mutual-to-stock conversion have adopted equity-based compensation plans to attract, retain and reward non-employee directors, qualified personnel and management.

Shares of Company Common Stock Reserved Under the 2023 Equity Plan are Consistent with Banking Regulations and Industry Standards

The number of restricted stock awards (including restricted stock units) and stock options that may be granted under the 2023 Equity Plan, measured as a percentage of total outstanding shares issued in our stock offering, is consistent with our disclosure in our stock offering prospectus in 2022 and consistent with the amount permitted under federal banking regulations for equity plans adopted within the first year following a mutual to stock conversion. The share reserve under the 2023 Equity Plan is consistent with those banking regulations and represents 14% of the number of shares sold in our stock offering, of which 4% of the shares sold in the stock offering (the “4% Limit”) will be available to grant as restricted stock awards or restricted stock units and 10% of the shares sold in the stock offering (the “10% Limit”) will be available to grant as stock options. Although we are not bound by the limits imposed under the federal banking regulations since we will be implementing our plan more than one year following the completion of our stock offering and mutual to stock conversion, we have generally determined to maintain the size of the share reserve at those limits.

The 2023 Equity Plan reflects the following best practices for equity compensation plans:

•	Individual and aggregate limits on the maximum amount of restricted stock and restricted stock units that may be awarded under the 2023 Equity Plan to non-employee directors;

•

Minimum vesting requirement of one year for all awards, except that up to 5% of authorized shares may be issued pursuant to awards that do not meet this requirement and the Compensation Committee (also referred to in this proposal as the “Committee”) may provide for accelerated vesting for death, disability, involuntary termination without cause, or resignation for good reason, in a manner the Committee may prescribe;

•	Ability of the Compensation Committee to establish performance objectives in connection with the grant of awards;

•	No grants of below-market option exercise price of stock options;

•	No repricing of stock options and no cash buyout of underwater stock options;

•	No payment of dividends or dividend equivalents on stock options;

•	No payments of dividends or dividend equivalents on any award prior to the date an award vests;

•	No liberal change in control definition;

•	No excise tax gross-ups on “parachute payments;” and

•	Awards are subject to the Company’s recoupment/clawback policy, as well as the Company’s insider trading policy and hedging/pledging policy restrictions.

The full text of the 2023 Equity Plan is attached as Appendix A to this proxy statement, and the following summary of the 2023 Equity Plan is qualified in its entirety by reference to Appendix A.

Our Compensation Philosophy

The Company, and its wholly owned banking subsidiary, Everett Co-operative Bank, recognize that its executive team is its primary asset and principal competitive advantage to achieving and maintaining its business objectives. Following the approval of the 2023 Equity Plan by stockholders, we intend to use equity compensation as a key component of our compensation mix to develop a culture of stock ownership among our key personnel and to align their individual financial interests with the interests of our stockholders.

Use of Independent Compensation Consultant

The Compensation Committee engaged Aon, an independent compensation consultant, to assist the Committee in carrying out its responsibilities, and to advise the Committee on decisions related to the amount and form of executive and non-employee director compensation. In connection with the development of the 2023 Equity Plan, Aon was engaged to assist with the design the Plan, including guidance on the initial one-time non-employee director grants. See “Determination of Shares Available under the 2023 Equity Plan” for additional information on the services provided by Aon.

Determination of Shares Available Under the 2023 Equity Plan

The Company is requesting approval of 1,248,133 shares of its common stock for awards under the 2023 Equity Plan (referred to in this proxy statement as the “share reserve”.) The shares of Company common stock with respect to which awards may be made under the 2023 Equity Plan shall be shares currently authorized but unissued, currently held or, to the extent subsequently acquired by the Company or a trust funded by the Company, including shares of Company common stock purchased in open market or private transactions.

In determining the number of shares to request pursuant to the 2023 Equity Plan, the Company considered a number of factors, including: (i) the recommendations and analysis provided by Aon, the independent compensation consultant retained by the Compensation Committee to assist in the design and implementation of the 2023 Equity Plan; (ii) industry practices related to the adoption of equity-based incentive plans by recently converted institutions; (iii) applicable banking regulations related to the adoption of equity-based incentive plans; and (iv) guidelines issued by proxy advisory firms with respect to equity-based incentive plans, including the potential cost and dilution to stockholders associated with the share reserve.

The Company disclosed to stockholders in its 2022 stock offering prospectus that it expected to adopt an equity incentive plan that would include restricted stock awards (including restricted stock units) and stock options equal to the 4% Limit and 10% Limit, respectively. Based on these percentages and the 8,915,247 shares of Company common stock sold in the stock offering, the total amount of shares of Company common stock available for issuance under the 2023 Equity Plan is 1,248,133 shares. As noted, this is the same number of shares we would be permitted to issue under applicable federal regulations if our equity plan had been implemented within the one-year period following our mutual-to-stock conversion.

Application of Share Reserve

The Company has determined that (i) 356,609 shares of Company common stock may be issued as restricted stock awards or restricted stock units, including performance shares and performance units in the form of restricted stock or restricted stock units (or 4.0% of total shares of Company common stock sold in our stock offering) and (ii) 891,524 shares of Company common stock may be issued as stock options (or 10.0% of total shares of Company common stock sold in our stock offering).

Award of Incentive Stock Options

One of the requirements for the favorable tax treatment available to Incentive Stock Options (“ISOs”) under the Internal Revenue Code (“Code”) is that the 2023 Equity Plan must specify, and the Company’s stockholders must approve, the number of shares available for issuance pursuant to ISOs. As a result, in order to provide flexibility to the Compensation Committee, the 2023 Equity Plan provides that all or any portion of the stock option award reserve may be issued pursuant to ISOs.

Current Stock Price

The closing price of the Company’s common stock on the Nasdaq Capital Market on July 20, 2023 was $12.96 per share.

In evaluating this proposal, stockholders should specifically consider the information set forth under the section entitled “— Plan Summary” below.

Plan Summary

The following summary of the material terms of the 2023 Equity Plan is qualified in its entirety by reference to the full text of the 2023 Equity Plan, which is attached as Appendix A to this proxy statement. The 2023 Equity Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not intended to be an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974.

No awards may be granted under the 2023 Equity Plan after the tenth anniversary of the Plan Effective Date. However, awards outstanding under the 2023 Equity Plan at that time will continue to be governed by the 2023 Equity Plan and the award agreements under which they were granted.

Purpose of the 2023 Equity Plan

The purpose of the 2023 Equity Plan is to (i) align the interests of the Company’s stockholders and the recipients of awards under the 2023 Equity Plan by increasing the economic interest of the recipients in the Company’s growth and success; (ii) advance the interests of the Company by attracting and retaining employees, non-employee directors and service providers of the Company and its affiliates; (iii) encourage participants to act in the long-term best interests of the Company and its stockholders; and (iv) serve as an integral part of the Company’s compensation philosophy.

Administration of the 2023 Equity Plan

The 2023 Equity Plan will be administered by the Compensation Committee. If any member of the Committee does not qualify as a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, the Company’s Board of Directors will appoint a subcommittee of the Committee, consisting of at least two members of the Company’s Board of Directors, to grant awards to officers and members of the Company’s Board of Directors who are subject to Section 16 of the Exchange Act, and each member of such subcommittee must satisfy the above requirements. References to the Committee in this summary include and, as appropriate, apply to any such subcommittee. To the extent permitted by law, the Committee may also delegate its authority to one or more persons who are not members of the Company’s Board of Directors, except that no such delegation will be permitted with respect to officers who are subject to Section 16 of the Exchange Act.

Vesting Restriction

The minimum vesting period for each award granted under the 2023 Equity Plan must be at least one (1) year, provided that up to 5% of the shares of Company common stock authorized for issuance under the 2023 Equity Plan may be issued pursuant to awards with minimum vesting periods of less than one year. In addition, the minimum vesting requirement does not apply to accelerated vesting on account of death, disability, involuntary termination without cause or resignation for good reason as otherwise permitted by the 2023 Equity Plan. As is discussed herein, if the Plan is approved by stockholders, the initial one-time grants to our non-employee directors will vest ratably over a 5-year period and it is the intent of the Compensation Committee that all other initial grants made under the Plan will also vest over a 5-year period.

Eligible Participants

Employees, non-employee directors of the Boards of Directors of the Company and the Bank and service providers of the Company and the Bank, will be eligible for selection by the Compensation Committee for the grant of awards under the 2023 Equity Plan.

Types of Awards

The 2023 Equity Plan provides for the grant of restricted stock, restricted stock units (“RSUs”), non-statutory stock options (“NSOs”), and ISOs, any or all of which can be granted with performance-based or time-based vesting . ISOs may be granted only to employees of the Company or its affiliates.

Restricted Stock and Restricted Stock Units. A restricted stock award is a grant of common stock to a participant for no consideration, or such minimum consideration as may be required by applicable law. RSUs are similar to restricted stock awards in that the value of an RSU is denominated in shares of common stock. However, unlike a restricted stock award, no shares of stock are transferred to the participant until certain requirements or conditions associated with the award are satisfied.

The Committee will specify the terms of a restricted stock or RSU award in an award agreement, including the number of shares of restricted stock or number of RSUs; any restrictions applicable to the restricted stock or RSUs such as continued service or achievement of performance goals; the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or a change in control, shorten or terminate the restriction period; and the rights of the participant during the restriction period to vote and receive dividends in the case of restricted stock or to receive dividend equivalents in the case of RSUs that accrue dividend equivalents (subject to the limitations described below).

Generally, a participant who receives a restricted stock award will have (during and after the restriction period), all of the rights of a stockholder of the Company with respect to that award, including the right to vote the shares and the right to receive dividends and other distributions to the extent, if any, such shares possess such rights and subject to the limitations described in this paragraph. However, any dividends and other distributions payable on shares of restricted stock during the restriction period shall be subject to the same vesting restrictions as the underlying award. All terms and conditions for the payment of dividends and other distributions will be included in an award agreement and, to the extent required, comply with the requirements of Section 409A of the Internal Revenue Code and the regulations promulgated thereunder (“Section 409A”).

A participant receiving an RSU award will not possess voting rights and will accrue dividend equivalents on such units only to the extent provided in the participant’s award agreement evidencing the award; provided, however, that any rights to dividend equivalents on such RSU award will be subject to the same vesting restrictions as the underlying award. All terms and conditions attached to the dividends equivalent rights will be included in the award agreement and, to the extent required, comply with the requirements of Section 409A.

Stock Options. A stock option provides the participant with the right to buy a specified number of shares of common stock at a specified price (referred to in the 2023 Equity Plan as the Option Exercise Price) after certain conditions have been met. The Committee may grant both NSOs and ISOs under the 2023 Equity Plan. The tax treatment of NSOs is different from the tax treatment of ISOs as explained below. The Committee will determine and specify in the award agreement evidencing a stock option whether the stock option is an NSO or ISO, the number of shares subject to the stock option, the Option Exercise Price and the period of time during which the stock option may be exercised, any restrictions applicable to the stock option such as continued service, the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or a change in control, shorten or terminate the restriction period. Generally (except as otherwise described in the 2023 Equity Plan), no stock option can be exercisable more than 10 years after the date of grant and the Option Exercise Price of a stock option must be at least equal to the fair market value of a share on the date of grant of the stock option. However, with respect to an ISO granted to a participant who is a stockholder holding more than 10% of the Company’s total voting stock, the ISO cannot be exercisable more than five years after the date of grant and the exercise price must be at least equal to 110% of the fair market value of a share on the date of grant. Stock options will have no dividend equivalent rights.

A participant may pay the Option Exercise Price under a stock option in cash; in a cash equivalent approved by the Committee; if approved by the Committee, by tendering previously acquired shares of Company common stock (or delivering a certification or attestation of ownership of such shares) having an aggregate fair market value at the time of exercise equal to the total Option Exercise Price; if approved by the Committee, by cashless exercises as permitted under the banking regulations; by any other means which the Committee determines to be consistent with the 2023 Equity Plan’s purpose and applicable law; or by a combination of these payment methods. Shares of Company common stock will not be delivered to a participant until the full Option Exercise Price has been paid.

Performance Shares and Units. The Committee will specify the terms of any performance share or performance unit award in an award agreement. A performance share will have an initial value equal to the fair market value of a share of Company common stock on the date of grant. A performance unit will have an initial value that is established by the Committee at the time of grant. In addition to any non-performance terms applicable to the performance share or performance unit, the Committee will set one or more performance objectives which, depending on the extent to which they are met, will determine the number or value of the performance share or unit that will be paid out to the participant. The Committee will also specify any restrictions applicable to the performance share or performance unit award such as continued service, the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or a change in control, shorten or terminate the restriction period.

Performance shares/units will not possess voting rights and will accrue dividend equivalent rights only to the extent provided in a participant’s award agreement evidencing the award; provided, however, that rights to dividend equivalents are permitted only to the extent they comply with, or are exempt from, Section 409A of the Code (referred to in this proxy statement as Section 409A). Any rights to dividends or dividend equivalents on performance shares/units or any other award subject to performance conditions will be subject to the same restrictions on vesting and payment as the underlying award.

Performance Objectives. A performance objective may be described in terms of company-wide objectives or objectives that are related to a specific division, subsidiary, department or function in which the participant is employed or as some combination of these (as alternatives or otherwise). A performance objective may be measured on an absolute basis or relative to a pre-established target, results for a previous year, the performance of other corporations, or a stock market or other index. The Committee will specify the period over which the performance goals for a particular award will be measured and will determine whether the applicable performance goals have been met with respect to a particular award following the end of the applicable performance period.

In determining whether any performance objective has been satisfied, the Committee may include or exclude any or all items that are unusual or infrequent, including but not limited to (i) charges, costs, benefits, gains or income associated with reorganizations or restructurings of the Company and its subsidiaries, affiliates and divisions, discontinued operations, goodwill, other intangible assets, long-lived assets (non-cash), real estate strategy (e.g., costs related to lease terminations or facility closure obligations), litigation or the resolution of litigation (e.g., attorneys’ fees, settlements or judgments), or currency or commodity fluctuations; and (ii) the effects of changes in applicable laws, regulations, tax laws or accounting principles. In addition, the Committee may adjust any performance objective for a performance period as it deems equitable to recognize unusual or infrequent events affecting the Company and its subsidiaries, affiliates and divisions, changes in laws or regulations or accounting principles, mergers, acquisitions and divestitures, or any other factors as the Committee may determine.

Individual and Aggregate Limits on Equity Awards under the 2023 Equity Plan

The Committee will determine the individuals to whom awards will be granted, the number of shares subject to an award, and the other terms and conditions of an award. Subject to adjustment as described in the 2023 Equity Plan:

•	No individual employee of the Company will receive an award over the life of the Plan representing more than 25% of the Company common stock available for issuance under the 2023 Equity Plan; and

•

No individual non-employee director of the Company will receive an award over the life of the Plan representing more than 5% of the Company common stock available for issuance under the 2023 Equity Plan, and the maximum number of shares that may be issued in the aggregate to all non-employee directors under the 2023 Equity Plan shall not exceed 30% of the Company common stock available for issuance as awards under the 2023 Equity Plan.

Initial One Time Non-Employee Director Grants

Subject to approval of the 2023 Equity Plan by the stockholders of the Company, each non-employee director of the Company who is in the service of the Company on the Plan Effective Date shall automatically be granted stock options and awards of restricted stock as follows:

•

Each non-employee director shall be granted, on the day immediately following the Plan Effective Date, twenty nine thousand, one hundred and sixty (29,160) non-statutory stock options, which represents approximately 3.3% of the 10% Limit. These grants will vest at the rate of 20% per year, subject to acceleration in the event of death, disability, or an involuntary termination at or following a change in control of the Company (as such terms are defined in the 2023 Equity Plan); and

•

Each non-employee director shall be granted, on the day immediately following the Plan Effective Date, eleven thousand, six hundred and sixty four (11,664 shares of restricted stock, which represents approximately 3.3% of the 4% Limit. These grants will vest at the rate of 20% per year, subject to acceleration in the event of death, disability, or an involuntary termination at or following a change in control of the Company (as such terms are defined in the 2023 Equity Plan).

The following table sets forth information regarding the self-executing non-employee director restricted stock awards and stock option grants provided for in the 2023 Equity Plan.

Restricted Stock Awards

Non-Employee Directors	Dollar Value ($)(1)	Number of Awards(2)
Dennis Leonard	$151,165	11,664
Susan Sgroi	151,165	11,664
Joseph Sachetta	151,165	11,664
Elizabeth P. Jones	151,165	11,664
Paul A. Delory	151,165	11,664
Marjorie A. White	151,165	11,664

All Non-Employee Directors as a Group (6 persons)	$906,990	69,984

(1)

Amounts are based on the fair market value of Company common stock on July 20, 2023 (the latest practicable date before the printing of this proxy statement) of $12.96 per share. The actual value of the awards is not determinable since their value will depend upon the fair market value of the Company’s common stock on the date of grant.

(2)	The awards vest at a rate of 20% per year following the grant date, or at a rate of approximately 2,333 shares per year.

Stock Option Awards

Non-Employee Directors	Dollar Value ($)(1)	Number of Awards(2)
Dennis Leonard		29,160
Susan Sgroi		29,160
Joseph Sachetta		29,160
Elizabeth P. Jones		29,160
Paul A. Delory		29,160
Marjorie A. White		29,160

All Non-Employee Directors as a Group (6 persons)		174,960

(1)

The fair market value of the self-executing non-employee director stock option award grants cannot be estimated at this time and will be calculated, as of the date of grant, in accordance with the Black-Scholes option pricing model.

(2)	These awards vest at a rate of 20% per year following the grant date, or at a rate of 5,832 options per year.

If the 2023 Equity Plan is approved, these one-time grants will be self-executing and will be deemed to be granted on the day following the Plan Effective Date.

The Committee determined to grant these one-time awards in this amount, in part, in recognition of the significant efforts and dedication of each such non-employee director in connection with the Company’s mutual to stock conversion and related stock offering. These awards are also in recognition of the fact that the non-employee directors have not previously had the opportunity to receive equity grants. Although the grants are, in part, in recognition of past service, the initial stock option and restricted stock grants to directors will vest in equal annual installments over a period of five years from the date of grant, subject to the directors’ continued dedication and service to the Company during such time, subject to acceleration due to death, disability, or involuntary termination of service following a change in control.

Employee Grants

At the present time, no specific determination has been made as to the grant of specific types of awards to officers and employees. However, the Committee intends to grant equity awards to senior executives and other employees and will meet after stockholder approval is received and peer data is provided by Aon to determine the specific terms of the awards.

Adjustments

The Committee shall make equitable adjustment in the number and class of securities available for issuance under the 2023 Equity Plan (including under any awards then outstanding), the number and type of securities subject to the individual limits set forth in the 2023 Equity Plan, and the terms of any outstanding award, as it determines are necessary and appropriate, to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination, exchange of shares, distribution to stockholders (other than an ordinary cash dividend), or similar corporate transaction or event.

Termination of Employment/Separation from Service

Unless otherwise determined by the Committee, if a participant ceases to perform services for the Company and its subsidiaries for any reason (i) all of the participant’s restricted stock, RSUs, performance shares, and performance units that were not vested on the date of the participant’s separation from service shall be forfeited immediately upon the participant’s separation from service, (ii) all of the participant’s stock options that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the stock options, and (iii) all of the participant’s stock options that were not exercisable on the date of the participant’s separation from service shall be forfeited immediately upon such cessation. The Committee may provide in an award agreement (or otherwise) that a participant shall be eligible for a full or prorated award upon a participant’s termination of service due to death, disability, involuntary termination without cause, or resignation for good reason. For an award subject to one or more performance objectives, the Committee may provide for payment of any such full or prorated award prior to certification of such performance objectives or without regard to whether they are certified upon a participant’s termination of service due to death, disability, involuntary termination without cause, or resignation for good reason.

For a participant who is both an employee and a director, termination of employment will not constitute a termination of service for purposes of the 2023 Equity Plan so long as the participant continues to provide service as a director.

Change in Control

The Committee may, in its sole discretion, provide that any time-based vesting requirement applicable to an award shall be deemed satisfied in full in the event that both a change in control occurs and a cessation of the participant’s employment occurs, or if the surviving entity in such change in control does not assume or replace the award. With respect to an award that is subject to one or more performance objectives, the Committee may, in its sole discretion, provide that in the event of a change in control, any full or prorated award will be paid under the circumstances described in the previous sentence before any or all of the applicable performance objectives of the award are certified (or without regard to whether they are certified).

Transferability

No ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the participant’s death to a beneficiary or by will or the laws of descent and distribution. Unless the Committee determines otherwise consistent with securities and other applicable laws, rules and regulations, (i) no award shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a participant other than upon the participant’s death, to a beneficiary or by will or the laws of descent and distribution, and (ii) each option outstanding to a participant may be exercised during the participant’s lifetime only by the participant or his or her guardian or legal representative (provided that an ISO may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder). In the event of a transfer otherwise permitted by the Committee, appropriate evidence of any transfer to the transferee shall be delivered to the Company at its principal executive office. If all or part of an award is transferred to a transferee, the transferee’s rights thereunder shall be subject to the same restrictions and limitations with respect to the award as the participant. Any permitted transfer of an award will be without payment of consideration by the transferee.

Amendment and Termination

The Company’s Board of Directors or the Committee may at any time terminate and from time to time amend the 2023 Equity Plan in whole or in part, but no such action will materially adversely affect any rights or obligations with respect to any awards previously granted under the 2023 Equity Plan unless such action is required by applicable law or any listing standards applicable to the Company’s common stock or the affected participants consent in writing. To the extent required by Section 422 of the Code, other applicable law, or any such listing standards that the stockholders are required to approve a specific type of amendment to the 2023 Equity Plan, no amendment shall be effective unless approved by the stockholders of the Company.

The Committee may amend an outstanding award agreement in a manner not inconsistent with the terms of the 2023 Equity Plan, but the amendment will not be effective without the participant’s written consent if the amendment is materially adverse to the participant. However, the Committee cannot reduce the exercise price of an outstanding award or cancel outstanding stock options with per share exercise prices that are more than the fair market value at the time of cancellation in exchange for cash, other awards, or stock options with an Option Exercise Price less than the original options’ exercise price without stockholder approval, except in accordance with the adjustment provisions of the 2023 Equity Plan (as described above) or in connection with a change in control. In addition, except for adjustments under the 2023 Equity Plan’s adjustment provisions or as approved by the Company’s stockholders, neither the Committee nor the Board of Directors can reduce the exercise price of an outstanding stock option, whether through amendment, cancellation, replacement grants or other means.

Certain Federal Income Tax Consequences

The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the 2023 Equity Plan and is based on the terms of the Code as currently in effect. The applicable statutory provisions are subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited only to United States federal income tax treatment. It does not address state, local, gift, estate, social security, or foreign tax consequences, which may be substantially different.

Restricted Stock Awards. A participant will generally recognize ordinary income when the substantial risk of forfeiture lapses on the Restricted Stock Award (e.g. the award vests).    If the substantial risk of forfeiture lapses in increments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to an increment.    The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant.

Alternatively, if the shares are subject to a substantial risk of forfeiture, the participant may make a timely election under Section 83(b) of the Code (referred to in this proxy statement as Section 83(b)) to recognize ordinary income for the taxable year in which the participant received the shares in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize capital gain or loss in an amount equal to the difference between the amount realized upon sale and the ordinary income recognized upon receipt of the share (increased by the amount paid for the shares, if any). If the participant forfeits the shares after making a Section 83(b) election, the participant is not entitled to a deduction with respect to the income recognized as a result of the election but will be entitled to a capital loss equal to the excess (if any) of the amount paid for the shares (if any) over the amount realized upon forfeiture (if any). To be timely, the Section 83(b) election must be made within 30 days after the participant is awarded the restricted stock. The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election.

Restricted Stock Units. A participant generally is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then at the time of payment the participant will recognize ordinary income equal to the fair market value of the shares received by the participant and the Company will be entitled to an income tax deduction for the same amount.

Non-Statutory Stock Options. A participant generally is not taxed upon the grant of an NSO, unless the NSO has a readily ascertainable fair market value. However, the participant must recognize ordinary income upon exercise of the NSO in an amount equal to the difference between the Option Exercise Price and the fair market value of the shares acquired on the date of exercise. The Company generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in the Company’s tax year during which the participant recognizes ordinary income.

Upon the sale of shares acquired pursuant to the exercise of an NSO, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the date of exercise. This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.

Incentive Stock Options. A participant is not taxed on the grant or exercise of an ISO. The difference between the Option Exercise Price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant’s gain or loss, if any, upon a subsequent disposition of the shares is long-term capital gain or loss. The amount of the gain or loss is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods and realizes an amount in excess of the exercise price, the amount realized will be taxed to the participant as ordinary income up to the fair market value of the shares on the exercise date and any additional amount realized will be taxable to the participant as capital gain in the year of disposition; however, if the exercise price exceeds the amount realized on sale, the difference will be taxed to the participant as a capital loss. The Company is not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to any ordinary income recognized by the participant.

In order for a stock option to qualify as an ISO for federal income tax purposes, the grant of the stock option must satisfy various other conditions specified in the Code. In the event a stock option intended to be an ISO fails to qualify as an ISO, it will be taxed as an NSO as described above.

Performance Share/Unit Awards. A participant generally is not taxed upon the grant of a performance share/unit. The participant will recognize taxable income at the time of settlement of the performance share/unit in an amount equal to the fair market value of the shares received upon settlement. The income recognized will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant. Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement.

Golden Parachute Payments. The terms of the award agreement evidencing an award under the 2023 Equity Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of the Company followed by the termination of a participant’s service. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions of the Code. Under Section 280G of the Internal Revenue Code (“Section 280G”), no federal income tax deduction is allowed to the Company for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subjects the recipient to a 20% excise tax under Section 4999 of the Code. For this purpose, “disqualified individuals” are generally officers, stockholders or highly compensated individuals performing services for the Company, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of the Company, to the extent that such payments (in present value) equal or exceed three times the recipient’s average annual taxable compensation from the Company for the previous five years. Certain payments for reasonable compensation for services rendered after a change of control and payments from tax-qualified plans are generally not included in determining “excess parachute payments.” If payments or accelerations may occur with respect to awards granted under the 2023 Equity Plan, certain amounts in connection with such awards may possibly constitute “parachute payments” and be subject to these “golden parachute” tax provisions.

New 2023 Equity Plan Benefits

The Company has not had an equity plan and, therefore, there are no equity awards outstanding. Except as disclosed above with respect to the initial one-time grants to non-employee directors upon approval of the 2023 Equity Plan, any future awards to executive officers, non-employee directors or employees of the Company under the 2023 Equity Plan are discretionary and cannot be determined at this time. As a result, the benefits and amounts that will be received or allocated under the 2023 Equity Plan are not determinable at this time, and the Company has not included a table that reflects such future awards.

Approval of the 2023 Equity Plan requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting of stockholders.

The Company’s Board of Directors unanimously recommends that stockholders vote “FOR” the approval of the ECB Bancorp, Inc. 2023 Equity Incentive Plan.

PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Baker Newman & Noyes LLC to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, subject to ratification by stockholders. A representative of Baker Newman & Noyes LLC is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast at the annual meeting, the Audit Committee will consider other independent registered public accounting firms. In addition, if the ratification of the independent registered public accounting firm is approved by stockholders at the annual meeting, the Audit Committee may also consider other independent registered public accounting firms in the future if it determines that such consideration is in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Baker Newman & Noyes LLC as the Company’s independent registered public accounting firm.

Audit and Non-Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2022 and 2021 for services provided by Baker Newman & Noyes LLC.

	2022	2021
Audit Fees(1)	$146,000	$93,000
Audit-Related Fees(2)	185,000	—
Tax Fees(3)	12,000	10,000
All Other Fees	—	—

(1)

Includes fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements, review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by Baker Newman & Noyes LLC in connection with statutory and regulatory filings and engagements.

(2)

Includes fees billed for non-audit professional services rendered during the year ended December 31, 2022, including research, correspondence, meetings and assistance relating to the Bank’s conversion and the Company’s related public stock offering and review of the associated stock offering materials and prospectus filed with the SEC.

(3)	Includes fees billed for professional services rendered for tax compliance.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chair when necessary, with subsequent reporting to the Audit Committee. The independent registered public accountants and management are required to report to the Audit Committee quarterly regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval policy, and the fees for the services performed to date.

During the year ended December 31, 2022, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Audit Committee Report

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm all communications required by generally accepted accounting standards.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the accounting firm’s independence from the Company and its management. In concluding that the accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm were compatible with their independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

In performing all these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Audit Committee of the Board of Directors of ECB Bancorp, Inc.

Joseph Sachetta (Chair)

Dennis J. Leonard

Elizabeth P. Jones

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for our principal executive officer and the two most highly compensated executive officers (other than the principal executive officer) whose total compensation exceeded $100,000 for the year ended December 31, 2022. These individuals, together with the principal executive officer, are the Company’s “named executive officers.”

Name and Principal Position	Year	Salary	Non-Equity Incentive Compensation	All Other Compensation(1)	Total
Richard J. O’Neil, Jr.	2022	$425,000	$191,250	$65,735	$681,985
President and Chief Executive Officer	2021	412,000	123,600	31,500	567,100
John A. Citrano	2022	$268,000	$120,600	$83,729	$472,329
Executive Vice President and Chief Operating Officer and Chief Financial Officer	2021	260,000	78,000	49,632	387,632
John Migliozzi(2)	2022	$275,000	$120,894	$19,336	$415,230
Executive Vice President and Chief Lending Officer

(1)

Details of the amounts reported in “All Other Compensation” for fiscal 2022 are provided in the table below. All perquisites, which, in the aggregate, were less than $10,000 for each individual were excluded from “All Other Compensation.”

	401(k) Plan Matching Contributions	ESOP Employer Contributions	Automobile Allowance	Life Insurance Premiums	Deferred Compensation Plan (a)	Total All Other Compensation
Richard J. O’Neil, Jr.	$21,350	$29,337	$12,000	$3,048	$—	$65,735
John A. Citrano	18,760	29,337	—	1,032	34,600	83,729
John Migliozzi	16,288	—	—	3,048	—	19,336

(a)	Represents the contribution made to the Deferred Compensation Plan for the benefit of Mr. Citrano.

(2)	Mr. Migliozzi did not qualify as a named executive officer in 2021.

Annual Incentive Plan. The Everett Co-operative Bank Annual Incentive Plan (the “AIP”) was implemented in 2022 and replaces the Everett Co-operative Bank Employee Incentive Plan in its entirety. The AIP provides that for each performance period (January 1 through December 31), there is an aggregate bonus pool established by the Board of Directors. The aggregate bonus pool is the sum of the bonus targets of all AIP participants. After the end of each performance period, the Compensation Committee determines the percentage of the target aggregate bonus pool that will be available for payouts (if any), based on the satisfaction of the Bank performance metrics as compared to target. No payouts are made under the AIP if the Bank does not achieve 85% of its target pre-provision net revenue, for the applicable performance period. For purposes of the January 1, 2022 through December 31, 2022 performance period, the Company used the following performance metrics and weighting:

Pre-provision net revenue	30%
Net charge-offs	15%
Efficiency ratio	15%
Loan growth	20%
Strategic initiatives	20%

Based on Bank performance, the aggregate bonus pool can be funded between 0% and 150% of target. Following a review of the Bank’s 2022 performance under the metrics noted above, the aggregate bonus pool for the 2022 AIP was established at 150% of target.

Under the terms of the AIP, the aggregate bonus pool is distributed over five employee tiers with each tier having its own incentive opportunities and payouts based on individual performance. The named executive officers are all in tier 1 and have a threshold, target and maximum incentive opportunity of 15%, 30% and 45%, respectively, of base salary. Following a performance review of each of the named executive officers, the Board of Directors approved a maximum payout for each of the named executive officers under the 2022 AIP. See the Summary Compensation Table above, “Non-Equity Incentive Compensation” column for the 2022 AIP payouts to the named executive officers.

Employment Agreement. The Bank and the Company have entered into an employment agreement with Richard J. O’Neil, Jr. The term of Mr. O’Neil’s employment agreement is three years, unless otherwise extended in accordance with the terms of the employment agreement. Commencing on the first anniversary of the effective date of the employment agreement (December 21, 2023) and continuing on each December 21st thereafter, the term of the employment agreement extends for an additional year, so that the term again becomes three years. At least 60 days prior to each anniversary date of the employment agreement, the Company and the Bank must conduct a comprehensive performance evaluation of Mr. O’Neil and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the Company and the Bank determine not to extend the term, Mr. O’Neil must receive at least 30 days’ notice, but not more than 60 days’ notice, prior to the applicable anniversary date. If a change in control occurs during the term of the employment agreement, the term of the agreement will automatically renew for two years from the effective date of the change in control.

The employment agreement provides Mr. O’Neil with a current annual base salary of $425,000. The Company and the Bank will review Mr. O’Neil’s base salary at least annually and his base salary may be increased, but not decreased (other than a decrease which is applicable to all senior officers) during the term of the agreement. In addition to receiving a base salary, Mr. O’Neil participates in any bonus programs and benefit plans that are made available to other Bank executives and receives a monthly automobile allowance of $1,000. The employment agreement also provides that Mr. O’Neil will be reimbursed for all reasonable business expenses incurred in performing his duties.

In the event Mr. O’Neil voluntarily terminates employment without “good reason,” he will be entitled to receive the sum of (i) his earned and unpaid base salary as of his termination date and (ii) his earned and unpaid annual bonus and long-term incentive compensation as of his termination date (his “Accrued Obligations”).

In the event Mr. O’Neil’s employment involuntary terminates for reasons other than cause, disability, or death, or in the event of his resignation for “good reason,” in either event other than in connection with a change in control, he will receive his Accrued Obligations and his base salary for the remaining term of the agreement. In addition, Mr. O’Neil is entitled to continued coverage under the Bank’s health insurance plans (to the extent permitted by the plans and law) until the earlier of 18 months following his termination date or his procurement of health insurance coverage under another plan.

In the event Mr. O’Neil’s employment involuntary terminates for reasons other than cause, disability, or death, or in the event of Mr. O’Neil’s resignation for “good reason,” in either case within 24 months following a change in control, he will receive his Accrued Obligations, along with a single lump sum cash payment equal to three times the sum of his base salary and average cash bonus earned during the three years preceding the change in control. In addition, Mr. O’Neil will be provided continued coverage under the Bank’s health insurance plans (to the extent permitted by the plans and law) until the earlier of 18 months following his termination date or his procurement of health insurance coverage under another plan. In the event continued coverage is not available under the plans or applicable law, Mr. O’Neil will receive a lump sum cash payment equal to the total cost of COBRA coverage for 18 months.

Mr. O’Neil’s employment agreements provide for a “best net benefits” approach in the event that severance benefits under the agreements or otherwise result in “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended. The best net benefits approach reduces an executive’s payments and benefits to avoid triggering the excise tax if the reduction would result in a greater after-tax amount to the executive officer compared to the amount the executive officer would receive net of the excise tax if no reduction were made.

To the extent that a payment is made or a benefit is paid by the Bank under Mr. O’Neil’s employment agreement, the same payment or benefit will not be paid by the Company.

For purposes of the employment agreement, “good reason” includes (i) a material reduction in Mr. O’Neil’s authority, duties or responsibilities, (ii) a material reduction in his base compensation (other than one that is part of an overall adjustment affecting all or substantially all of the Bank’s executives), (iii) a relocation of his principal place of employment by more than 25 miles from the Bank’s main office location; or (iv) a material breach of the employment agreement by the Bank or Company.

Should Mr. O’Neil become disabled during the term of the employment agreement, following a separation from service, he will be entitled to the Accrued Obligations plus disability benefits, if any, provided under a long-term disability plan sponsored by the Bank. In the event Mr. O’Neil dies while employed by the Bank, his beneficiaries will receive the Accrued Obligations plus any benefit payable under the group-term life insurance program sponsored by the Bank. His beneficiary will also receive a death benefit under the Survivor Benefit Plan.

Upon Mr. O’Neil’s retirement, he will be entitled to benefits under any retirement plans to which he is a party but shall not be entitled to any amount or benefits under the employment agreement.

Upon any termination of employment that would entitle Mr. O’Neil to a severance payment, Mr. O’Neil will be required to adhere to one-year non-competition and non-solicitation covenants.

Change in Control Agreements. The Bank maintains change in control agreements with Messrs. Citrano and Migliozzi. The Company acts as a guarantor of the payments due under these change in control agreements. The change in control agreement with Mr. Citrano has a three-year term and Mr. Migliozzi’s change in control agreement is for a two-year term. The change in control agreements provide that commencing on the first anniversary of the effective date of the change in control agreements (December 21, 2023) and continuing each December 21st thereafter, the Chief Executive Officer of the Bank must conduct a comprehensive performance evaluation of each executive and the Bank must affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreements. If the Bank determines not to extend the term, it must notify the executive at least 30 days, but not more than 60 days, prior to the anniversary date of the change in control agreement.

In the event either executive’s employment involuntary terminates for reasons other than cause, or in the event of the executive’s resignation for “good reason,” (which is defined in the same manner as the term is defined in Mr. O’Neil’s employment agreement), in either event within 24 months following a change in control, the executive will receive his Accrued Obligations (defined the same as in Mr. O’Neil’s employment agreement) plus a severance payment equal to two and one-half times the sum of his base salary and average bonus for the preceding three years for Mr. Citrano, and two times the sum of his base salary and average bonus for the preceding three years for Mr. Migliozzi. In addition, Messrs. Citrano and Migliozzi will be provided continued coverage under the Bank’s health insurance plans (to the extent permitted by the plans and law) until the earlier of 18 months following the executives’ termination date or procurement of health insurance coverage under another plan. In the event continued coverage is not available under the plans or applicable law, the executives will receive a lump sum cash payment equal to the total cost of COBRA coverage for 18 months.

The change in control agreements provide for a “best net benefits” approach in the event that severance benefits under the agreements or otherwise result in “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended. The best net benefits approach reduces an executive’s payments and benefits to avoid triggering the excise tax if the reduction would result in a greater after-tax amount to the executive officer compared to the amount the executive officer would receive net of the excise tax if no reduction were made.

Supplemental Executive Retirement Plan (SERP I). The Bank maintains the Everett Co-operative Bank Supplemental Executive Retirement Plan for Mr. O’Neil (“SERP I”) to provide certain tax planning opportunities and supplemental income for Mr. O’Neil upon his retirement, death, or disability. Under SERP I, the Bank will pay Mr. O’Neil a normal retirement benefit beginning the first day of the month following his separation from service on or after his “normal retirement age” of age 67. The normal retirement benefit equals 60% of his “final average compensation,” offset by (i) the employer portion of his social security benefits calculated as of his normal retirement date, (ii) the actuarial equivalent of his 401(k) benefits attributable to employer matching contributions calculated as a single life annuity at his normal retirement date and (iii) the benefits paid under the Bank’s defined benefit pension plan calculated as a 10-year certain and life annuity at his normal retirement date. The Bank will pay the normal retirement benefit under the SERP I in an actuarial equivalent of a 10-year certain and life annuity. For purposes of SERP I, Mr. O’Neil’s “final average compensation” is defined as the average of the salary and bonuses paid during the three years prior to his separation from service. Mr. O’Neil is always 100% vested in his benefits under SERP I. However, he will not receive any benefits under SERP I if his employment terminates for cause (as defined in SERP I).

If Mr. O’Neil separates from service prior to attaining age 67, his benefits under SERP I will be calculated in the same manner as the normal retirement benefit but will be calculated as of the date of his separation from service. The early retirement benefit will be paid in the form of a 10-year certain and life annuity beginning the first day of the month following the day he attains age 67.

In the event Mr. O’Neil becomes disabled (as defined in SERP I) while employed prior to attaining age 67, his benefit under SERP I will equal the actuarial equivalent of the normal retirement benefit assuming he had continued to provide services to the Bank until age 67 and that his compensation increased at the rate of five percent from the date of his disability until age 67. The determination of the disability benefit also assumes Mr. O’Neil would have continued contributing to the retirement plans offsetting the benefit at the same rate and that the plans would earn a six percent return on investment. The disability benefit will be paid in the form of a 10-year certain and life annuity commencing on the first day of the first month following the date Mr. O’Neil becomes disabled.

In the event of Mr. O’Neil’s death before benefit payments begin under SERP I, a death benefit will be calculated in the same manner as the disability benefit but will be paid to Mr. O’Neil’s beneficiary in a lump sum within 90 days of his death. In the event he dies while receiving benefits under SERP I, his beneficiary will receive any remaining payments under SERP I in the same amount and at the same time Mr. O’Neil would have received the benefits had he survived.

In the event of a change in control, Mr. O’Neil will receive a change in control benefit calculated in the same manner as the disability benefit but payable in a lump sum within 90 days of the change in control.

Benefits payable under SERP I upon Mr. O’Neil’s separation from service may be delayed for a period of six months, if necessary, to comply with Section 409A of the Internal Revenue Code.

Deferred Compensation Plan. The Bank maintains a Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) for the benefit of Mr. Citrano. The Deferred Compensation Plan became effective on May 1, 2021 and allows the Bank to make contributions to an account for Mr. Citrano each year, as of January 1, based on the prior year’s performance and intends the contribution will equal 10% of Mr. Citrano’s salary and bonus. The Bank may make other contributions to the Deferred Compensation Plan, at its discretion, at other times during the year. Contributions made under the Deferred Compensation Plan will earn interest each year at a rate benchmarked to the 10-year Treasury bill as of the December 1 of the prior year. Mr. Citrano is 0% vested in his benefit under the Deferred Compensation Plan for the first four years. Thereafter, he will vest at the rate of 20% per year, so that he will be 100% vested after eight years of service. His benefits will also become 100% vested upon his death, disability, or a change in control. The Bank may also accelerate the vesting schedule at its discretion.

If Mr. Citrano separates from service prior to attaining age 67, the Bank will pay him the vested benefit under the Deferred Compensation Plan over 10 years. The benefit payments will begin the first day of the month following the month in which he attains age 67. If Mr. Citrano separates from service on or after attaining age 67, his benefits (payable over ten years) will begin the first day of the month following his separation from service.

If Mr. Citrano separates from service within six months of a change in control, he will receive his benefits in a lump sum within 30 days of the separation from service. In the event of his death, his beneficiary will receive the benefits due under the plan, paid in a lump sum within 30 days of his death.

Benefits payable under the Deferred Compensation Plan upon Mr. Citrano’s separation from service may be delayed for a period of six months, if necessary, to comply with Section 409A of the Internal Revenue Code.

Survivor Benefit Plan. The Bank maintains the Everett Co-operative Bank Survivor Benefit Plan (the “Survivor Plan”) for the purpose of providing a survivor benefit to the beneficiaries of certain key employees. Under the Survivor Plan, if a participant dies while employed, the Bank will pay the participant’s beneficiary (i) an amount equal to 100% of the participant’s current base salary for one year and (ii) 50% of the participant’s current base salary for each of the four following years. The benefit is payable monthly beginning on the first day of the month following the participants’ death. Mr. O’Neil participates in the Survivor Plan.

401(k) Plan. The Bank participates in the Defined Contribution Plan (Plan A) of CBERA, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). The named executive officers are eligible to participate in the 401(k) Plan on the same terms as other eligible employees of the Bank. Eligible employees become participants in the 401(k) Plan after having attained age 21 and completing one month of eligibility service in which they work at least 83 hours of service. All of the named executive officers participate in the 401(k) Plan.

Under the 401(k) Plan, a participant may elect to defer, on a pre-tax basis, the maximum amount of compensation permitted by the Internal Revenue Code, to the extent that amount does not exceed 75% of their compensation. In addition to salary deferral contributions, the Bank currently makes matching contributions at the level of 100% of the participant’s salary deferral on the first 7% of the participant’s compensation. The Bank may also make other discretionary contributions to the 401(k) Plan.

A participant is always 100% vested in his or her salary deferral contributions. A participant will vest in matching and other employer contributions at the rate of 20% per year of service, beginning after two years of service, so that a participant will become fully vested after completing six years of credited service. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed following the participant’s termination of employment. However, participants may take in-service withdrawals from the 401(k) Plan in certain circumstances, including for loans and hardships.

Defined Benefit Pension Plan. The Bank participates in the Defined Contribution Plan (Plan C) of CBERA, a tax-qualified defined benefit pension plan for eligible employees (the “Pension Plan”). The Pension Plan was frozen effective as of April 30, 2022. Freezing the Pension Plan eliminated all future participation and benefit accruals Messrs. O’Neil and Citrano have accrued benefits under the Pension Plan.

Messrs. O’Neil and Citrano participate in the Pension Plan on the same terms as other employees. The normal retirement benefit formula under the Pension Plan provides for a benefit, payable at age 65 as a lifetime annuity, equal to: (i) 0.75% of a participant’s “final average compensation,” multiplied by total years of service since 1989, plus (ii) 0.50% of the participant’s “ covered compensation,” multiplied by total years of service since 1989. “Final average compensation” is defined as a participant’s highest three consecutive calendar years’ compensation while participating in the plan. “Covered compensation” means the average Social Security Wage Base (as published by the Social Security Administration) during the 35 years prior to the participant’s Social Security retirement date. A participant vested in his or her benefit under the plan at a rate of 20% per year commencing after the completion of two years of credited service, so that the participant becomes 100% vested upon completion of six years of credited service. A participant may elect to retire early under the Pension Plan if he or she attained: (i) age 62; (ii) age 55, with at least 5 years of service or (iii) age 50, with at least 15 years of service.

Employee Stock Ownership Plan. The Bank maintains the Everett Co-operative Bank Employee Stock Ownership Plan (“ESOP”) for eligible Bank employees. Eligible employees include employees who have attained age 21 and have completed one year of service. Eligible employees enter the ESOP upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

Each year, in connection with the annual ESOP loan payment, 1/20th of the unallocated ESOP shares held in the ESOP Trust are allocated to participant accounts based on each participant’s proportional share of eligible plan compensation relative to all participants in the ESOP. The record keeper for the ESOP allocates the released shares among the participants’ accounts based on each participant’s proportional share of compensation relative to all participants. Generally, participants vest in their ESOP benefit at a rate of 20% per year beginning after one year of service, such that the participants will be 100% vested upon completion of five years of credited services. Participants employed by the Bank immediately prior to the Bank’s mutual to stock conversion receive credit for vesting purposes for years of service prior to adoption of the ESOP. Participants also will become fully vested upon normal retirement, death or disability, a change in control, or termination of the ESOP. Generally, participants will receive distributions from the ESOP upon separation from service with the Bank. The ESOP reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

For the 2022 plan year, Messrs. O’Neil and Citrano participated in the ESOP.

Director Compensation

The following table sets forth for the year ended December 31, 2022 certain information as to the total remuneration we paid to our non-employee directors.

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
Paul A. Delory	$45,000	$—	$45,000
Elizabeth P. Jones	45,000	—	45,000
Dennis J. Leonard	75,000	—	75,000
Joseph Sachetta	50,000	—	50,000
Susan Sgroi	48,000	—	48,000
Marjorie A. White	45,000	—	45,000

Director Fees. For the 2022 calendar year, non-employee directors of the Bank received an annual cash retainer of $45,000, except for the Chairman of the Board, who received an annual retainer fee of $75,000. In addition to the annual retainer, the chair of the Audit Committee received an annual committee retainer of $5,000 and the chair of the Compensation Committee received an annual committee retainer of $3,000. Mr. O’Neil does not receive fees for his service on the Board of Directors. The Company engaged Aon, an independent compensation consulting firm, to review the Company’s director compensation structure for 2023 and effective January 1, 2023, the annual cash retainer for each non-employee director is $50,000, except for the Chairman of the Board, who will receive an annual retainer of $80,000. In addition, the annual retainer for the Company committee chairpersons will be $12,000 for the Audit Committee, $10,000 for the Compensation Committee and $3,000 for the Governance Committee. Each individual who serves as a director of the Bank also serves as a director of the Company. No additional fees were paid in 2022 for attending meetings of the Company Board of Directors or of its committees.

Director Deferred Fee Plan. The Bank maintains the Everett Co-operative Bank Director Fee Continuation Plan (the “Deferred Fee Plan”). Directors of the Bank who were serving on the Board of Directors of the Bank as of January 1, 2017 became participants in the Deferred Fee Plan as of that date and are fully vested in their benefits under the Deferred Fee Plan. Directors who become participants after January 1, 2017, become 50% vested in their benefits after seven years of Board service and 100% vested after 12 years of Board service. Upon a director’s separation from service from the Board of Directors on or after attaining their normal retirement age, the director will receive an annual benefit for ten years. If a director separates from service prior to the director’s normal retirement age, he or she will receive the vested portion of their benefits in 10 annual installments beginning after their normal retirement age (as if they had separated from service after attaining their normal retirement age). If a director dies prior to separating from service, his or her beneficiary will receive the present value of the benefit within 90 days of the director’s death. If the director dies while benefits are being paid, his or her beneficiary will receive the present value of the remaining payments in a lump sum within 90 days of the director’s death. If a director separates from service within two years of a change in control, the director will receive the present value of their benefits in a lump sum. The normal retirement age and annual benefit for each director is set forth in a schedule to the Deferred Fee Plan. The normal retirement age under the Deferred Fee Plan is age 75 for all current directors. The annual normal retirement age benefit for all current directors, other than Mr. Sachetta, is $20,000. The annual normal retirement benefit for Mr. Sachetta is $32,500. Mr. O’Neil participates in the Deferred Fee Plan on the same basis as other directors. All of the current directors participate in the Deferred Fee Plan.

Director Deferred Compensation Plan. The Bank maintains the Everett Co-operative Bank Deferred Compensation Plan for Directors (the “Director Deferred Compensation Plan”) to allow for certain tax planning opportunities and additional retirement income for directors of the Bank. All non-employee directors are eligible to participate in the Director Deferred Compensation Plan. Under the Director Deferred Compensation Plan, directors may elect to defer the receipt of up to 100% of their director fees. Participants are always 100% vested in their deferred fees and any interest credited to those deferrals. Earnings are credited to a participant’s deferrals each year and are indexed to the highest certificate of deposit rate offered by the Bank. The Bank, at its discretion, may instead determine earnings under the Director Deferred Compensation Plan based on certain hypothetical investments. The timing of benefit payments under the Director Deferred Compensation Plan will occur on a fixed date, as elected by the participant or upon a separation from service. Benefits will be paid in either a lump sum or up to three annual installments, as elected by the participant. Benefits may be distributed earlier than normal if a director incurs certain financial hardships. Directors Leonard, Sachetta and Sgroi have deferral accounts in the Director Deferred Compensation Plan.

Retiree Health/Dental Coverage. Directors White and Jones are enrolled in Medicare and currently the Bank pays for each director’s Medicare supplemental insurance coverage, based on their prior service as executives of the Bank.

STOCK OWNERSHIP

The following table provides information as of June 30, 2023 about the persons known to the Company to be the beneficial owners of more than 5% of its outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding(1)
Everett Co-operative Bank Employee Stock Ownership Plan 419 Broadway Everett, Massachusetts 02149	734,020		8.00%
AllianceBernstein L.P. 1345 Avenue of the Americas New York, New York 10105	644,100	(2)	7.02%

(1)	Based on 9,175,247 shares of Company common stock outstanding and entitled to vote as of June 30, 2023.
(2)	Based on a Schedule 13G filed by AllianceBernstein L.P .with the SEC on February 14, 2023.

The following table provides information as of June 30, 2023 about the shares of Company common stock that may be considered to be beneficially owned by each director or nominee for director of the Company, by those named executive officers of the Company listed in the Summary Compensation Table and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security and each of the listed individuals has sole voting and investment power with respect to the shares shown.

Name	Shares Owned Directly and Indirectly(1)	Percent of Class(2)
Directors:
Paul A. Delory	17,907	*
Elizabeth P. Jones	35,000	*
Dennis J. Leonard	50,000	*
Richard J. O’Neil, Jr.	42,933	*
Joseph Sachetta	50,000	*
Susan Sgroi	25,000	*
Marjorie A. White	10,000	*
Named Executive Officers Who are Not Directors:
John A. Citrano	63,714	*
John Migliozzi	46,501	*
All Directors and Officers as a Group (9 persons)	341,055	3.72%

*	Represents less than 1%.
(1)

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Company common stock if he has or shares voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from June 30, 2023. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of Company common stock.

(2)	Based on 9,175,247 shares of Company common stock outstanding and entitled to vote as of June 30, 2023.

Delinquent Section 16(a) Reports

Based solely on its review of copies of the reports the Company has received and written representations provided to it from the individuals required to file Section 16(a) reports, the Company believes that each individual who, at any time during the year ended December 31, 2022, served as an executive officer or director of the Company has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended December 31, 2022.

OTHER INFORMATION

Transactions with Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as the Bank, to their executive officers and directors in compliance with federal banking regulations. Since January 1, 2022, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms as of the date of this proxy statement, and were made in compliance with federal banking regulations.

During 2018, the Bank entered into a lease agreement with an entity owned by our Chief Executive Officer, Richard J. O’Neil, Jr. and his brother David O’Neil, for office space. The initial lease term expired in February 2023 and contained a five-year option to extend, as well as a cancellation clause permitting the Bank to cancel the lease anytime during the initial term with sixty days’ notice. Annual rent is approximately $48,000, payable monthly, not including an annual tenant improvement credit of $18,000 during the original term. The Bank is responsible for a portion of common area charges, as well as other customary leasehold costs. In February of 2022, the lease was amended to replace the five-year option to extend with three options to extend the term of two years, two years and one year. Net annual rental payments amounted to $15,000 for 2023 (through the date of this proxy statement) and amounted to $30,000 and $28,000 for 2022 and 2021, respectively. Aggregate remaining payments through the last option term amount to $171,000. In addition, during February 2022, a second lease agreement was entered into with the same related parties for additional office space. The initial lease term expired in February 2023 and contains three options to extend the term of two years, two years and one year. The first two-year option was exercised during 2022. Annual rent is approximately $21,000, payable monthly. The Bank is responsible for a portion of common area charges, as well as other customary leasehold costs. Net annual rental payments amounted to $18,000 for 2022. Aggregate payments made during 2023 (through the date of this proxy statement) and through the last option term amount to $144,000.

The Company utilizes the services of a local law firm for loan closings and related matters as well as general corporate legal matters. The firm is owned by David O’Neil, who is the brother of our Chief Executive Officer. Annual fees paid to the law firm for the year ending December 31, 2023 (through the date of this proxy statement) and for the years ended December 31, 2022 and December 31, 2021 were $54,000, $145,000 and $253,000, respectively.

The Company utilizes the services of Director Paul Delory for loan closings and related matters. Annual fees paid to the law firm for the year ending December 31, 2023 (through the date of this proxy statement) and for years ended December 31, 2022 and December 31, 2021 were $60,000, $307,000 and $305,000, respectively.

Stockholder Proposals and Nominations

Generally, in order to be eligible for inclusion in the proxy materials for an annual meeting of stockholders, any stockholder proposal submitted pursuant to SEC Rule 14a-8 must be received at Company’s executive office (419 Broadway, Everett, Massachusetts 02149), no later than 120 days prior to the anniversary date of the Company’s proxy materials relating to the prior year’s annual meeting, unless the date of the annual meeting is changed by more than 30 days from the date of the previous year’s annual meeting. The Company’s 2024 annual meeting is expected to be held in May 2024, which is more than 30 days prior to the anniversary date of the 2023 annual meeting. Given the expected date of the 2024 annual meeting of stockholders, the SEC Rule 14a-8 stockholder proposal deadline for the 2024 annual meeting of stockholders will be disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (or in another manner reasonably calculated to inform investors). Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

The Company’s Bylaws provide that a person may not be nominated for election as a director of the Company unless that person is nominated by or at the direction of the Company’s Board of Directors or by a stockholder who has given appropriate notice to the Company before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given the Company appropriate notice of their intention to bring that business before the meeting. The Company’s secretary must receive notice of the nomination or proposal not less than 90 days before the annual meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder who desires to raise new business must provide certain information to the Company concerning the nature of the new business, the stockholder, the stockholder’s ownership in the Company and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide the Company with certain information concerning the nominee and the proposing stockholder. A copy of the Company’s Bylaws may be obtained from the Company.

Additionally, to comply with the universal proxy rules for our 2024 annual meeting of stockholders, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than 60 days before the anniversary of the prior year’s annual meeting. If next year’s annual meeting is held on a date more than 30 calendar days from September 7, 2024, as is currently anticipated, such notice must be provided by the 10th day following the day on which public announcement of the date of the 2024 annual meeting is first made by the Company.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Stockholders who wish to communicate with the Board of Directors or an individual director should send their communications to John A. Citrano, Corporate Secretary, ECB Bancorp, Inc., 419 Broadway, Everett, Massachusetts 02149. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee.

Miscellaneous

The Company’s 2022 annual report to stockholders has been included with this proxy statement. Any stockholder who has not received a copy of the annual report may obtain a copy by writing to the Corporate Secretary of the Company. The annual report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

The Company will pay the cost of this proxy solicitation. In addition to the solicitation of proxies by mail, Alliance Advisors, a proxy solicitation firm, will assist the Company in soliciting proxies for the annual meeting. The Company will pay Alliance Advisors a fee of $6,500, plus reasonable out of pocket expenses, which expenses shall not exceed $2,500 without the Company’s prior written approval, for these services. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

To save significant printing and mailing expenses, the Company is furnishing this proxy statement and annual report via the Internet according to the SEC rules for “notice and access” delivery. On July 28, 2023, the Company mailed the notice to all stockholders, who had not previously elected to receive their proxy materials by mail or electronically, containing instructions on how to access this proxy statement and our annual report and how to vote online. Upon receipt of the notice, stockholders may choose to request a printed copy of proxy materials at no charge, and this preference will be maintained for future mailings.

To further reduce costs, if you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Appendix A

ECB BANCORP, INC.

2023 EQUITY INCENTIVE PLAN

ARTICLE 1 - PURPOSE AND GENERAL PROVISIONS

1.1 Establishment of Plan. ECB Bancorp, Inc., a Maryland corporation (the “Company”), hereby establishes an equity-based incentive compensation plan to be known as the “ECB Bancorp, Inc. 2023 Equity Incentive Plan” (the “Plan”), as set forth in this document.

1.2 Purpose of Plan. The purpose of the Plan is to: (i) align the interests of the Company’s stockholders and the recipients of Awards under the Plan by increasing the economic interest of such recipients in the Company’s growth and success; (ii) advance the interests of the Company by attracting and retaining Employees, Non-Employee Directors and Service Providers; (iii) encourage such persons to act in the long-term best interests of the Company and its stockholders; and (iv) serve as integral part of the Company’s compensation philosophy.

1.3 Types of Awards. Awards under the Plan may be made to eligible Participants in the form of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or any combination thereof.

1.4 Effective Date. The “Effective Date” of the Plan shall be the date on which the Plan satisfies the applicable stockholder requirements. The Plan will remain in effect as long as any Awards are outstanding; provided, however, no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date.

ARTICLE 2 - DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

“Affiliate” means any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company, including among others Everett Co-operative Bank. With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Company and the Committee shall be authorized to act on behalf of all other entities included within the definition of “Affiliate.”

“Award” means an award granted to a Participant under the Plan that consists of one or more Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or a combination of these.

“Award Agreement” means the document (in whatever medium prescribed by the Committee and whether or not a signature is required or provided by a Participant) that evidences the terms and conditions of an Award. A copy of the Award Agreement shall be provided (or made available electronically) to each Participant.

“Board of Directors” means the Board of Directors of the Company.

“Change in Control” means the occurrence of one of the following events:

(a) if any Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more (the “CIC Percentage”) of the combined voting power of the Company’s then-outstanding securities; provided, however, that if such Person first obtains the approval of the Board of Directors to acquire the CIC Percentage, then no Change in Control shall be deemed to have occurred unless and until such Person obtains a CIC Percentage ownership of the combined voting power of the Company’s then-outstanding securities without having first obtained the approval of the Board of Directors; or

(b) if any Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing greater than 50% of the combined voting power of the Company’s then-outstanding securities, whether or not the Board of Directors shall have first given its approval to such acquisition; or

(c) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board of Directors; provided, however, that any new directors whose election, nomination for election by the Company’s stockholders or appointment was approved by a vote of at least one-half of the directors then still in office who either were directors at the beginning of the period or whose election, nomination or appointment was previously so approved shall be considered Incumbent Directors; and further provided, however, that no individual shall be considered an Incumbent Director if such individual’s election, nomination or appointment to the Board of Directors was in connection with an actual or threatened “election contest” (as described in Rule 14a-12(c) under the Exchange Act) with respect to the election or removal of directors (an “Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any such Election Contest or Proxy Contest; or

(d) the consummation of a merger or consolidation of the Company with any other corporation; provided, however, a Change in Control shall not be deemed to have occurred: (i) if such merger or consolidation would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) either directly or indirectly more than 50% of the combined voting power of the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation in substantially the same proportion as their ownership immediately prior to the merger or consolidation, or (ii) if the corporate existence of the Company is not affected and following the merger or consolidation, the directors of the Company prior to such merger or consolidation constitute at least a majority of the Board of Directors of the Company or the entity that directly or indirectly controls the Company after such merger or consolidation; or

(e) the sale or disposition by the Company of all or substantially all the Company’s assets provided, however, that in no event shall a reorganization of the Company or Everett Co-operative Bank solely within its corporate structure constitute a Change in Control.

“Code” means the Internal Revenue Code of 1986, as now in effect and as hereafter amended from time to time. Any reference to a particular section of the Code includes any applicable regulations promulgated under that section. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

“Committee” means the Joint Compensation Committee of the boards of directors of the Company and Everett Co-operative Bank (“Bank”) or such other committee consisting of two or more members of the Board of Directors as may be appointed by the Board of Directors from time to time to administer this Plan pursuant to Article 3. All of the members of the Committee shall be independent directors within the meaning of the NASDAQ’s listing standards (as applicable). If any member of the Committee does not qualify as an “Independent Director” within the meaning of Rule 16b-3 under the Exchange Act, the Board of Directors shall appoint a subcommittee of the Committee, consisting of at least two Independent Directors, to grant Awards to “Insiders”; each member of such subcommittee shall satisfy the requirements above. References to the Committee in the Plan shall include and, as appropriate, apply to any such subcommittee.

“Common Stock” means the common stock, par value $0.01 per share, of the Company, and any other shares into which such Common Stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

“Company” means ECB Bancorp, Inc., a Maryland corporation, and its successors and assigns.

“Director” means a member of the Board of Directors or of a board of directors of a Subsidiary of the Company.

“Disability” means, if the Participant is a party to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in that agreement. In the absence of such a definition, “Disability” shall be defined in accordance with Everett Co-operative Bank’s long-term disability plan. In the absence of a long-term disability plan or to the extent that an Award is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant has been determined to be disabled by the Social Security Administration. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a Disability has occurred.

“Dividend Equivalent Right” means the right, associated with a Restricted Stock Unit or Performance Unit, to receive a payment in cash or stock, as applicable, equal to the amount of dividends paid on a share of Common Stock, as specified in the Award Agreement.

“Effective Date” shall have the meaning ascribed to such term in Section 1.4 hereof.

“Employee” means any person employed by the Company or a Subsidiary, including Directors who are employed by the Company or a Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as now in effect and as hereafter amended from time to time. Any reference to a particular section of the Exchange Act includes any applicable regulations promulgated under that section. All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

“Fair Market Value” of a share of Common Stock of the Company means, as of the date in question,

(a) if the Common Stock is listed for trading on the NASDAQ, the closing sale price of a share of Common Stock on such date, as reported by the NASDAQ or such other source as the Committee deems reliable, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale;

(b) if the Common Stock is not listed for trading on the NASDAQ but is listed for trading on another national securities exchange, the closing sale price of a share of Common Stock on such date as reported on such exchange, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale;

(c) if the Common Stock is not listed for trading on a national securities exchange but nevertheless is publicly traded and reported (through the OTC Bulletin Board or otherwise), the closing sale price of a share of Common Stock on such date, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale; or

(d) if the Common Stock is not publicly traded and reported, the fair market value as established in good faith by the Committee or the Board of Directors.

For purposes of subsection (c) above, if the Common Stock is not traded on the NASDAQ but is traded on more than one other securities exchange on the given date, then the largest exchange on which the Common Stock is traded shall be referenced to determine Fair Market Value.

Notwithstanding the foregoing but subject to the next paragraph, if the Committee determines in its discretion that an alternative definition of Fair Market Value should be used in connection with the grant, exercise, vesting, settlement, or payout of any Award, it may specify such alternative definition in the Agreement applicable to the Award. Such alternative definition may include a price that is based on the opening, actual, high, low, or average selling prices of a share of Common Stock on the NASDAQ or other securities exchange on the given date, the trading date preceding the given date, the trading date next succeeding the given date, or an average of trading days.

Notwithstanding the foregoing, (i) in the case of a Stock Option, Fair Market Value shall be determined in accordance with a definition of fair market value that permits the Award to be exempt from Code section 409A; and (ii) in the case of a Stock Option that is intended to qualify as an ISO under Code section 422, Fair Market Value shall be determined by the Committee in accordance with the requirements of Code section 422.

“Good Reason” means, for purposes of this Plan, a termination of an Employee Participant for “Good Reason” as a result of the Participant’s resignation from the employment of the Company or Subsidiary upon the occurrence of any of the following events:

(i) the material reduction in the Participant’s base salary or base compensation;

(ii) the material reduction in the Participant’s authority, duties, and responsibilities without the written consent of the Participant.

(iii) the relocation of Participant’s principal place of employment that increases the Participant’s commute by more than twenty-five (25) miles; or

(iv) in the event the Participant is a party to an employment or change in control agreement that provides a definition of “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.

“Incentive Stock Option” or “ISO” means a Stock Option which is designated as an “incentive stock option” and intended to meet the requirements of Code section 422.

“Insider” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Exchange Act section 16(a).

“Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary, other than a termination for cause, or termination of an Employee Participant for Good Reason.

“NASDAQ” means The NASDAQ Stock Market LLC or its successor.

“Non-Employee Director” means any individual who is a member of the board of directors of the Company, Everett Co-operative Bank, or any Affiliate of the Company and who is not also employed by the Company, Everett Co-operative Bank or any Affiliate of the Company.

“Non-Statutory Stock Option” means any Option which is not designated as an “incentive stock option” or that otherwise does not meet the requirements of Code section 422.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased by a Participant pursuant to the exercise of a Stock Option.

“Participant” means an Employee or Non-Employee Director or Service Provider who is eligible to receive or has received an Award under this Plan.

“Performance Period” shall have the meaning ascribed to such term in Section 7.3.

“Performance Share” means an Award under Article 7 of the Plan that is valued by reference to a share of Common Stock, which value may be paid to the Participant by delivery of cash or other property as the Committee shall determine upon achievement of such performance objectives during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

“Performance Unit” means an Award under Article 7 of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee), which value may be paid to the Participant by delivery of cash or other property as the Committee shall determine upon achievement of such performance objectives during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

“Person” means any “person” or “group” as those terms are used in Exchange Act Sections 13(d) and 14(d).

“Plan” means the ECB Bancorp, Inc. 2023 Equity Incentive Plan set forth in this document and as it may be amended from time to time.

“Restricted Stock” or “Restricted Stock Award” means an Award of shares of Common Stock under Article 6 of the Plan, which shares are issued with such restrictions as the Committee, in its sole discretion, may impose, including but not limited to an Award of shares that the Committee grants to a Non-Employee Director with no restrictions.

“Restricted Stock Unit” or “RSU” means an Award under Article 6 of the Plan that is valued by reference to a share of Common Stock, which value may be paid to the Participant by delivery of cash or other property as the Committee shall determine and that has such restrictions as the Committee, in its sole discretion, may impose, including but not limited to an Award that the Committee grants to a Non-Employee Director with no restrictions.

“Restriction Period” means the period commencing on the date an Award of Restricted Stock or an RSU is granted and ending on such date as the Committee shall determine, during which time the Award is subject to forfeiture as provided in the Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended and the rules, regulations and guidance promulgated thereunder and modified from time to time.

“Service” means the uninterrupted provision of services as an Employee or Non-Employee Director of, or a Service Provider to, the Company or a Subsidiary, as the case may be. Service shall not be deemed interrupted in the case of (i) any approved leave of absence for military service or sickness, or for any other purpose approved by the Company or a Subsidiary, if the Employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, (ii) transfers among the Company, any Subsidiary, or any successor entities, in any capacity of Employee, Director or Service Provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary in any capacity of Employee, Non-Employee Director or Service Provider (except as otherwise provided in the Award Agreement).

“Service Provider” means any natural person (other than an Director, solely with respect to rendering services in such person’s capacity as a Director), including a wholly owned personal services business of a natural person that qualifies as a consultant or advisor for purposes of Form S-8 Registration Statement purposes, who is engaged by the Company or any Subsidiary to render consulting or advisory services to the Company or the Subsidiary and the services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Stock Option” means an Award granted under Article 5 which is either an Incentive Stock Option or a Non-Statutory Stock Option. A Stock Option shall be designated as either an Incentive Stock Option or a Non-Statutory Stock Option, and in the absence of such designation, shall be treated as a Non-Statutory Stock Option.

“Subsidiary(ies)” means any corporation, affiliate, bank, or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than 50% of the capital or profits interests.

“Termination of Service” shall have the meaning set forth in Section 9.1 of the Plan.

ARTICLE 3 - ADMINISTRATION; POWERS OF THE COMMITTEE

3.1 General. This Plan shall be administered by the Committee.

3.2 Authority of the Committee.

(a) Subject to the provisions of the Plan, the Committee shall have the full and discretionary authority to (i) select the persons who are eligible to receive Awards under the Plan, (ii) determine the form and substance of Awards made under the Plan and the conditions and restrictions, if any, subject to which such Awards will be made, (iii) modify the terms of Awards made under the Plan, (iv) interpret, construe and administer the Plan and Awards granted thereunder and (v) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate.

(b) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry it into effect.

(c) Notwithstanding anything herein to the contrary, the Committee’s determinations under the Plan and the Award Agreements are not required to be uniform; rather, the Committee shall be entitled to make non-uniform and selective determinations under the Plan and the Award Agreements.

(d) Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive, final, and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.

(e) In the event the Company shall assume outstanding equity awards or the right or obligation to make such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards as it shall deem equitable and appropriate to prevent dilution or enlargement of benefits intended to be made under the Plan.

(f) In making any determination or in taking or not taking any action under the Plan, the Committee may obtain and may rely on the advice of experts, including but not limited to employees of the Company and professional advisors.

3.3 Delegation of Authority. The Committee may, in its discretion, at any time and from time to time, delegate to one or more of its members such of its authority as it deems appropriate (provided that any such delegation shall be to at least two members of the Committee with respect to Awards to Insiders). The Committee may, at any time and from time to time, delegate to one or more other members of the Board of Directors such of its authority as it deems appropriate. To the extent permitted by law and applicable stock exchange rules, the Committee may also delegate its authority to one or more persons who are not members of the Board of Directors, except that no such delegation will be permitted with respect to Insiders.

3.4 Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee, including without limitation, provisions related to the consequences of termination of employment. Award Agreements shall be provided (or made available electronically) to each Participant.

3.5 Indemnification. No member or former member of the Committee or the Board of Directors or person to whom the Committee has delegated responsibility under the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. The Company shall indemnify and hold harmless each member and former member of the Committee and the Board of Directors against all cost or expense (including counsel fees and expenses) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan, unless arising out of such member’s or former member’s own willful misconduct, fraud, bad faith or as expressly prohibited by statute. Such indemnification shall be in addition (without duplication) to any rights to indemnification or insurance the member or former member may have as a director or under the bylaws of the Company or otherwise.

ARTICLE 4 - SHARES AVAILABLE UNDER THE PLAN

4.1 Available Shares. The shares of Common Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

4.2 Share Limitations.

(a) Share Reserve. Subject to the following provisions of this Section 4.2, the aggregate number of shares of Common Stock that are available for issuance under the Plan is one million, two hundred and forty-eight thousand, one hundred and thirty-three (1,248,133). The maximum number of shares of Common Stock that may be delivered pursuant to the exercise of Stock Options (all of which may be granted as ISOs) is eight hundred and ninety one thousand, five hundred and twenty four (891,524) shares of Common Stock, which represents ten percent (10%) of the number of shares of Common Stock sold in connection with conversion of Everett Co-operative Bank from the mutual to stock form of organization (the “Conversion”). The maximum number of shares of Stock that may be issued as Restricted Stock Awards and Restricted Stock Units is three hundred and fifty-six thousand, six hundred and nine (356,609) shares of Common Stock, which represents four percent (4%) of the number of shares sold in connection with the Conversion. The aggregate number of shares available for grant under this Plan and the number of shares of Common Stock subject to outstanding awards shall be subject to adjustment as provided in Section 4.4.

(b) Computation of Shares Available. For purposes of this Section 4.2 and in connection with the granting of a Stock Option, Restricted Stock or Restricted Stock Units, the number of shares of Common Stock available for the grant shall be reduced by the number of shares previously granted, subject to the following. To the extent any shares of Common Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then the shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. To the extent that: (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Common Stock to pay the Option Exercise Price; (ii) shares of Common Stock are withheld to satisfy tax withholding upon exercise or vesting of an Award granted hereunder; or (iii) shares are withheld to satisfy the Option Exercise Price of Stock Options in a net settlement of Stock Options, then the number of shares of Common Stock available shall be reduced by the gross number of Stock Options exercised or Common Stock returned to satisfy tax withholding, rather than by the net number of shares of Common Stock issued.

4.3 Limitations on Grants to Employees and Non-Employee Directors. Subject to adjustment as provided in Section 4.4, the following rules shall apply to Awards under the Plan:

(a) Award Limitations. No individual Employee shall receive Awards representing more than twenty-five percent (25%) of the Common Stock available for issuance under the Plan. Non-Employee Directors (i.e., directors who are not also Employees of the Company or any Subsidiary) shall not receive, individually, Awards representing more than five percent (5%) of the Common Stock available for issuance under the Plan, and in the aggregate, shall not receive more than thirty percent (30%) of the Common Stock available for issuance as Awards under the Plan.

(b) Initial Grants to Non-Employee Directors. Each Non-Employee Director of the Board of Directors of the Company or a Subsidiary thereof who is in the Service of the Company on the Effective Date of the Plan shall automatically be granted an Award of Stock Options and Restricted Stock as follows:

(i). Stock Options – Non-Employee Directors. Each member of the Board of Directors shall receive, on the day immediately following the Effective Date, a grant of twenty nine thousand, one hundred and sixty (29,160) Non-Statutory Stock Options, which represents approximately 3.3% of the maximum number of shares of Common Stock that may be delivered pursuant to Stock Options under Section 4.3(a). These grants will vest at the rate of twenty percent (20%) per year, subject to acceleration in the event of death, Disability, or an Involuntary Termination at or following a Change in Control.

(ii). Restricted Stock Awards – Non-Employee Directors. Each member of the Board of Directors shall receive, on the day immediately following the Effective Date, a grant of eleven thousand, six hundred and sixty four (11,664) shares of Restricted Stock, which represents approximately 3.3% of the maximum number of shares of Common Stock that may be delivered pursuant to Restricted Stock Awards under Section 4.3(a). These grants will vest at the rate of twenty percent (20%) per year, subject to acceleration in the event of death, Disability, or an Involuntary Termination at or following a Change in Control.

(c) Awards Subject to Adjustment. The aggregate number of shares of Common Stock available for grant under this Plan and the number of shares subject to outstanding Awards, including the limit on Awards available for grant under this Plan described in this Section 4.3, shall be subject to adjustment as provided in Section 4.4.

4.4 Adjustment of Shares. If any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to stockholders (other than an ordinary cash dividend) results in the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation (or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Common Stock), or a material change in the value of the outstanding shares of Common Stock as a result of the change, transaction or distribution, then the Committee shall make equitable adjustments, as it determines are necessary and appropriate to prevent the enlargement or dilution of benefits intended to be made available under the Plan, in:

(a) the number and class of stock or other securities deemed to be available thereafter for grants of Restricted Stock Awards, Restricted Stock Units or Stock Options as set forth in Section 4.1, including, without limitation, with respect to Incentive Stock Options;

(b) the limitations on the aggregate number of shares of Common Stock that may be awarded to any one Participant under various Awards as set forth in Section 4.2;

(c) the number and class of stock or other securities subject to outstanding Awards, and which have not been issued or transferred under an outstanding Award;

(d) the Option Exercise Price under outstanding Stock Options and the number of shares of Common Stock to be transferred in settlement of outstanding Awards; and

(e) the terms, conditions or restrictions of any Award and Award Agreement, including but not limited to the price payable for the acquisition of shares of Common Stock.

In addition, the Committee is authorized to adjust the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of any such Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of any such Awards for similar awards denominated in stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses or assets) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

It is intended that, if possible, any adjustment contemplated above shall be made in a manner that satisfies applicable legal requirements as well as applicable requirements with respect to taxation (including, without limitation and as applicable in the circumstances, Code section 424 and Code section 409A) and accounting (so as to not trigger any charge to earnings with respect to such adjustment).

Without limiting the generality of the above, any good faith determination by the Committee as to whether an adjustment is required in the circumstances and the extent and nature of any such adjustment shall be final, conclusive, and binding on all persons.

ARTICLE 5 - STOCK OPTIONS

5.1 Grant of Stock Options. Subject to the terms and provisions of the Plan, the Committee may from time to time grant Stock Options to eligible Participants. The Committee shall have sole discretion in determining the number of shares subject to Stock Options granted to each Participant. The Committee may grant a Participant an Incentive Stock Option, Non-Statutory Stock Option, or a combination thereof, and may vary such Awards among Participants; provided that the Committee may grant Incentive Stock Options only to individuals who are Employees of the Company or its Subsidiaries. Notwithstanding anything in this Article 5 to the contrary, except for Stock Options that are specifically designated as intended to be subject to Code section 409A, the Committee may only grant Stock Options to individuals who provide direct services on the date of grant of the Stock Options to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest (within the meaning of Treasury Regulation section 1.409A-1(b)(5)(iii)(e)) in each entity in the chain.

Each Stock Option grant shall be evidenced by an Award Agreement that shall specify the type of Stock Option, the Option Exercise Price, the duration of the Stock Option, the number of shares of Common Stock to which the Stock Option pertains, the conditions upon which the Stock Option shall become vested and exercisable (subject to Section 8.1) and such other provisions as the Committee shall determine. Stock Options shall have no Dividend Equivalent Rights.

5.2 Option Exercise Price. The per share Option Exercise Price for each Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted, provided however, that the Option Exercise Price of an ISO may not be less than one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the ISO is granted to a Participant who owns (within the meaning of Code section 424(d)) Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiary” (within the meaning of Code section 424(e) or (f), respectively

(“10% Stockholder”). Notwithstanding the foregoing, a Stock Option may be granted with a Stock Option Exercise Price lower than set forth in the preceding sentence if such Stock Option is granted pursuant to an assumption or substitution for another Stock Option in a manner satisfying the provisions of Code section 424(a) relating to a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation; provided that the Committee determines that such Option Exercise Price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the Stock Option from Code section 409A (unless the Committee clearly and expressly foregoes such exemption at the time the Stock Option is granted).

5.3 Duration of Stock Options. Each Stock Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Stock Option shall be exercisable later than the tenth (10th) anniversary of its grant date (or fifth (5th) anniversary with respect to ISOs granted to 10% Stockholders).

5.4 Exercise of Stock Options. Stock Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall specify, including conditions related to time-based and performance-based vesting, which need not be the same for each grant or for each Participant.

5.5 Payment. Stock Options shall be exercised, in whole or in part, by the delivery of a written or electronic notice of exercise to the Company or its designated representative in the form prescribed by the Company, setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and satisfying any requirements that the Committee may apply from time to time. Full payment of the Option Exercise Price for such shares of Common Stock (less any amount previously paid by the Participant to acquire the Stock Option) must be made on or prior to the Payment Date, as defined below. The Option Exercise Price shall be paid to the Company in either: (a) cash, (b) check, bank draft, money order or other cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired shares of Common Stock (or delivering a certification or attestation of ownership of such shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price, (d) if approved by the Committee, by cashless exercise as permitted under bank and securities regulations, (e) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law, including a net exercise; or (f) by a combination of the foregoing. “Payment Date” shall mean the date on which a sale transaction in connection with a cashless exercise (whether or not payment is actually made pursuant to a cashless exercise) would have settled in connection with the subject option exercise. No shares of Company common stock or cash representing a share of Common Stock shall be delivered until the full Option Exercise Price has been paid.

ARTICLE 6 —RESTRICTED STOCK AND RESTRICTED STOCK UNITS

6.1 Grant of Restricted Stock and Restricted Stock Units. Subject to provisions of the Plan, the Committee may from time to time grant Awards of Restricted Stock and Restricted Stock Units to Participants. Awards of Restricted Stock and RSUs may be made either alone or in addition to or in tandem with other Awards granted under the Plan.

6.2 Award Agreement. The Award Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the number of shares of Restricted Stock or the number of RSUs granted; any restrictions applicable to the Restricted Stock or RSU such as continued service or achievement of performance objectives; the length of the Restriction Period, if any (subject to Section 8.1), and any circumstances that will shorten or terminate the Restriction Period; and rights of the Participant to vote the shares of Common Stock or receive dividends or Dividend Equivalent Rights with respect to the shares during the Restriction Period. Each RSU Award will be settled in the form of shares of Common Stock.

6.3 Issuance of Shares. Common Stock granted under the Plan may be evidence in such manner as the Committee determines. If the Committee elects to issue certificates, they may either (i) be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse, and/or (ii) be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend, and remaining subject to appropriate stop-transfer orders. If required by the Committee, and certificates are issued, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock.

6.4 Dividends and Other Distributions. Except as provided in this Article 6 or in the applicable Award Agreement, a Participant who receives a Restricted Stock Award shall have (during and after the Restriction Period), with respect to such Restricted Stock Award, all of the rights of a stockholder of the Company, including the right to vote the shares of Common Stock and the right to receive dividends. Dividends are subject to the same restrictions on vesting as the underlying Restricted Stock Award. All terms and conditions for payment of Dividends shall be included in the Award Agreement related to the Restricted Stock Award and shall, to the extent required, comply with the requirements of Code Section 409A. No interest shall be paid on such amounts prior to distribution. A Participant receiving a Restricted Stock Unit grant shall not possess voting rights and shall accrue Dividend Equivalent Rights on such units only to the extent provided in the Award Agreement relating to the award; provided, however, that (i) any rights to Dividend Equivalents on such Restricted Stock Unit Award shall be subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions attached to the Dividend Equivalent Rights shall be included in the Award Agreement related to the Award and shall, to the extent required, comply with the requirements of Code section 409A.

ARTICLE 7 - PERFORMANCE SHARES AND UNITS

7.1 Grant of Performance Shares and Performance Units. The Committee may grant Performance Shares and Performance Units (collectively the “Performance Awards”) to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee shall determine.

7.2 Award Agreement. The terms of each Performance Award, including, without limitation, the number of Performance Shares or Performance Units granted; the performance objectives applicable to the Performance Shares or Performance Units; and any additional restrictions applicable to the Performance Shares or Performance Units, such as continued service (subject to Section 8.1) shall be set forth in an Award Agreement. The Committee shall have sole discretion to determine and specify in each Award Agreement whether the Award will be settled in the form of all cash, all shares of Common Stock, or any combination thereof. Unless and to the extent the Committee specifies otherwise, such settlement will be in the form of shares of Common Stock. Any such shares of Common Stock may be granted subject to any restrictions deemed appropriate by the Committee.

7.3 Value of Performance Shares and Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant. In addition to any non-performance terms applicable to the Award, the Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares, Performance Units, or both, as applicable, that will be paid out to the Participant. For purposes of this Article 7, the time period during which the performance objectives must be met shall be called a “Performance Period.” The Committee may, but is not obligated to, set such performance objectives by reference to the performance objectives set forth in Section 7.6.

7.4 Earning of Performance Shares and Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of the Performance Shares or Performance Units shall be entitled to receive a payout of the number and value of Performance Shares or Performance Units, as applicable, earned by the Participant over the Performance Period, if any, to be determined as a function of the extent to which the corresponding performance objectives have been achieved and any applicable non-performance terms have been met.

7.5 Dividends and Other Rights. A Participant receiving Performance Shares or Performance Units shall not possess voting rights. A Participant receiving Performance Shares or Performance Units or any other Award that is subject to performance conditions shall accrue Dividend Equivalent Rights on such Award only to the extent provided in the Award Agreement relating to the Award; provided, however, that (i) any Dividend Equivalents payable on such Performance Shares or Performance Units shall be subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of Dividend Equivalents shall be included in the Award Agreement related to the Award and shall, to the extent required, comply with the requirements of Code section 409A.

7.6 Performance Objectives. The Committee may, in its discretion, include performance objectives in any Award. The Committee may provide for a threshold level of performance to be achieved below which no Award will be earned.

(a) Definitions of Performance Objectives. If the Committee makes an Award subject to a particular performance objective, the Committee shall adopt or confirm a written definition of that performance objective at the time the performance objective is established. The performance objective for an Award may be described in terms of Company-wide objectives or objectives that are related to a specific division, Subsidiary, department, or function in which the Participant is employed or as some combination of these (as alternatives or otherwise). A performance objective may be measured on an absolute basis or relative to a pre-established target, results for a previous year, the performance of other corporations, or a stock market or other index. If the Committee specifies more than one individual performance objective for a particular Award, the Committee shall also specify, in writing, whether one, all or some other number of such objectives must be attained.

(b) Determinations of Performance. For each Performance Award that has been made subject to a performance objective, within an administratively practicable period following the end of each Performance Period, the Committee shall determine whether the performance objective for such Performance Period has been satisfied. If a performance objective for a Performance Period is not achieved, the Committee in its sole discretion may pay all or a portion of that Performance Award based on such criteria as the Committee deems appropriate, including without limitation individual performance, Company-wide performance or the performance of the specific division, Subsidiary, department or function employing the Participant.

(c) Adjustments and Exclusions. In determining whether any performance objective has been satisfied, the Committee may include or exclude any or all items that are unusual or non-recurring, including but not limited to (i) charges, costs, benefits, gains or income associated with reorganizations or restructurings of the Company, discontinued operations, goodwill, other intangible assets, long-lived assets (non-cash), real estate strategy (e.g., costs related to lease terminations or facility closure obligations), litigation or the resolution of litigation (e.g., attorneys’ fees, settlements or judgments); and (ii) the effects of changes in applicable laws, regulations or accounting principles. In addition, the Committee may adjust any performance objective for a Performance Period as it deems equitable to recognize unusual or non-recurring events affecting the Company, changes in tax laws or regulations or accounting procedures, mergers, acquisitions and divestitures, or any other factors as the Committee may determine. To the extent that a performance objective is based on the price of Common Stock, then in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or any other corporate transaction having an effect similar to any of the foregoing, the Committee shall make or provide for such adjustments in such performance objective as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of participants.

ARTICLE 8 – RESTRICTIONS APPLICABLE TO AWARDS

8.1 Minimum Vesting Requirement. Notwithstanding anything herein to the contrary, each Award shall vest no earlier than the one-year anniversary of the date of grant of the Award; provided, however, that: (i) up to five percent (5%) of the aggregate number of Awards under the Plan, as such may be adjusted pursuant to Section 4.4, may be issued pursuant to Awards that do not satisfy this minimum vesting requirement; and (ii) the Committee may provide for accelerated vesting of an Award in full or in part prior to the one-year anniversary of the date of grant of the Award pursuant to Section 9.1.

8.2 Minimum Holding Period. As a condition of receipt of an Award, the Award Agreement may require the Participant to agree to hold vested shares of Common Stock received under the Award (including but not limited to shares of Common Stock received upon exercise of a Stock Option) for one year following the vesting or exercise date (as applicable). The foregoing limitation shall not apply to the extent an Award vests or is exercised due to death, Disability or Involuntary Termination of employment following a Change in Control, or to the extent that (i) the Participant directs the Company to withhold, or the Company elects to withhold, with respect to such vesting or exercise or, in lieu thereof, to retain or sell without notice a number of shares of Stock sufficient to cover to the taxes required to be withheld at the minimum statutory withholding rates, or (ii) the Participant exercises a Stock Option by net settlement, and in the case of (i) and (ii) herein, only to the extent of the shares of Common Stock withheld for tax or net settlement purposes.

8.3 Restrictive Covenant Agreement. A Participant may be required, as a condition to receiving an Award under this Plan, to enter into a restrictive covenant agreement with the Company containing such non-compete, confidentiality, and/or non-solicitation provisions as the Committee may adopt and approve from time to time (as so modified or amended, the “Restrictive Covenant Agreement”). The provisions of the Restrictive Covenant Agreement may also be included in, or incorporated by reference in, the Award Agreement.

8.4 Prohibition of Cash-Buyouts of Underwater Stock Options. Under no circumstances will any underwater Stock Option (i.e. Stock Option with an Option Exercise Price as of an applicable date that is greater than the Fair Market Value of the Common Stock as of the same date) that was granted under the Plan be bought back by the Company without stockholder approval.

8.5 Prohibition Against Repricing of Stock Options. Except for adjustments set forth under this Plan and reductions of the Option Exercise Price as approved by the Company’s stockholders, neither the Committee nor the Board of Directors shall have the right or the authority to make any adjustment or amendment that reduces or would have the effect of reducing the Option Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation, replacement grants or other means. Solely for purposes of determining the limit on ISOs that may be granted under the Plan, the provisions of Section 4.1 that replenish the shares available for Stock Option Awards shall only be applied to the extent permitted by Code section 422 and the regulations promulgated thereunder.

8.6 Restrictions on Dividends and Dividend Equivalents. Notwithstanding anything herein to the contrary, Dividend Equivalent Rights shall not be paid with respect to Stock Options. Dividends and Dividend Equivalent Rights with respect to a Restricted Stock Award, Restricted Stock Unit, Performance Share or Performance Unit shall be subject to the same vesting requirements as the underlying Award; in no event shall dividends or Dividend Equivalents be paid to a Participant on any such Award prior to the date on which such Award has become vested.

ARTICLE 9 - TERMINATION OF SERVICE, BLACKOUT

PERIODS AND CHANGE IN CONTROL

9.1 Termination of Service.

(a) Except as otherwise provided by the Committee, if a Participant ceases to be an Employee or Non-Employee Director of, or to otherwise perform services for, the Company and its Affiliates for any reason (“Termination of Service”) (i) all of the Participant’s Stock Options that were exercisable on the date of such Termination of Service shall remain exercisable for, and shall otherwise terminate at the end of, a period of ninety (90) days after the date of such Termination of Service, but in no event after the expiration date of the Stock Options, (ii) all of the Participant’s Stock Options that were not exercisable on the date of such Termination of Service shall be forfeited , and (iii) all of the Participant’s Restricted Stock, RSUs, Performance Shares, and Performance Units that were not vested on the date of such Termination of Service shall be forfeited .

(b) The Committee may, in its sole discretion and in such manner as it may from time to time prescribe (including, but not by way of limitation, in granting an Award or in an individual employment agreement, severance plan or individual severance agreement), provide that a Participant shall be eligible for a full or prorated Award in the event of a Participant’s Termination of Service due to death, Disability, Involuntary Termination without cause or resignation for Good Reason. With respect to Awards that are subject to one or more performance objectives, the Committee may, in its sole discretion, provide that any such full or prorated Award will be paid prior to when any or all such performance objectives are certified (or without regard to whether they are certified) in the event of a Participant’s Termination of Service due to death, Disability, Involuntary Termination without cause or resignation for Good Reason.

(c) Consistent with the provisions of Code Section 409A (as applicable), it shall not be considered a Termination of Service if an Employee is placed on military, disability or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship. If an Employee’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, a Termination of Service shall be deemed to have occurred when the entity ceases to be an Affiliate unless the Employee transfers his or her employment or other service relationship to the Company or its remaining Affiliate.

(d) With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director.

9.2 Special Rule for Company Blackout Periods. The Company has established a securities trading policy (the “Policy”) relative to disclosure and trading on inside information as described in the Policy. Under the Policy, certain Employees and Non-Employee Directors of the Company are prohibited from trading stock or other securities of the Company during certain “blackout periods” as described in the Policy. If, under the above provisions or the terms of the applicable Award Agreement, the last date on which a Stock Option can be exercised falls within a blackout period imposed by the Policy, the applicable exercise period shall automatically be extended by this Section 9.2 by a number of days equal to the number of business days that the applicable blackout period is in effect. The Committee shall interpret and apply the extension automatically provided by the preceding sentence to ensure that in no event shall the term of any Stock Option expire during an imposed blackout period.

9.3 Change in Control.

(a) The Committee may, in its sole discretion and in such manner as it may from time to time (including, but not by way of limitation, in granting an Award or in an individual employment agreement, severance plan or individual severance agreement), provide that a Participant shall be eligible for a full or prorated Award in the event that both a Change in Control and Termination of Service occurs or if the surviving entity in such Change in Control does not assume or replace the Award in the Change in Control. With respect to Awards that are subject to one or more performance objectives, the Committee may, in its sole discretion, provide that any such full or prorated Award will be paid under the provisions of this Section 9.3 prior to when any or all such performance objectives are certified (or without regard to whether they are certified).

(b) In the event of a Change in Control, the Committee may, in its discretion, cause each Award to be assumed or for an equivalent Award to be substituted by the successor corporation or a parent or subsidiary of such successor corporation and adjusted as appropriate. In addition or in the alternative, the Committee may, in its discretion, cancel all or certain types of outstanding Awards at or immediately prior to the time of the Change in Control. For example, under this provision, in connection with a Change in Control, the Committee is permitted to cancel all outstanding Stock Options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to the Change in Control if their vested Stock Options had been fully exercised immediately prior to such Change in Control, less the aggregate Option Exercise Price that would have been payable therefor, or if the amount that would have been payable to the Stock Option holders pursuant to such Change in Control if their vested Stock Options had been fully exercised immediately prior thereto would be less than the aggregate Option Exercise Price that would have been payable therefor, the Committee can cancel any or all such Stock Options for no consideration or payment of any kind. Payment of any amount payable pursuant to this cancellation provision may be made in cash or, if the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

ARTICLE 10 – GENERAL TERMS

10.1 Designation of Beneficiaries. To the extent permitted by the Committee, each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any vested but unpaid Award is to be paid in case of the Participant’s death. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company or its designee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at an Employee Participant’s death shall be paid to the Employee Participant’s beneficiary as determined under the Bank’s 401(k) plan. In the case of a Non-Employee Director with not designated beneficiary, the Non-Employee Director’s estate shall be paid the benefits due to the Non-Employee Director at death.

10.2 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, required by law or regulation to be withheld with respect to any taxable event arising as a result of or in connection with this Plan or any Award.

Except as otherwise determined by the Committee or provided in the Award Agreement corresponding to an Award:

(a) With respect to withholding required upon the exercise of Stock Options, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, upon the achievement of performance objectives related to Performance Awards, or upon any other taxable event arising as a result of or in connection with an Award granted hereunder that is settled in shares of Common Stock, unless other arrangements are made with the consent of the Committee, Participants shall satisfy the withholding requirement by having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to not more than the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates (or at any greater rate that will not result in adverse accounting or tax treatment, as determined by the Committee). All such withholding arrangements shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

(b) A Participant may elect to deliver shares of Common Stock to satisfy, in whole or in part, the withholding requirement. Such an election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The Fair Market Value of the shares of Common Stock to be delivered will be determined as of the date the amount of tax to be withheld is determined. Such delivery must be made subject to the conditions and pursuant to the procedures established by the Committee with respect to the delivery of shares of Common Stock in payment of the corresponding Option Exercise Price.

(c) A Participant who is classified by the Company as an officer at the time the tax withholding requirement arises with respect to his or her Restricted Stock or, to the extent settled in shares of Common Stock, his or her Restricted Stock Units, Performance Shares, Performance Units, Stock Options, may elect to satisfy such withholding requirement by delivering payment of the tax required to be withheld in cash or by check on the date on which the amount of tax to be withheld is determined. Once made, the election shall be irrevocable.

10.3 Eligibility for Form and Time of Elections/Notification Under Code Section 83(b).    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service or as otherwise required by the Committee. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

10.4 Restrictions on Common Stock. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable state and federal laws (including, without limitation and if applicable, the requirements of the Securities Act of 1933), and any applicable requirements of any securities exchange or similar entity.

10.5 No Rights as a Stockholder. Except as provided otherwise in the Plan or in an Award Agreement, no Participant awarded a Stock Option, RSU, Performance Share or Performance Unit shall have any right as a stockholder with respect to any shares of Common Stock covered by such Award prior to the date of delivery to the Participant or the Participant’s delegate of shares of Common Stock subject to the respective Award or the date the Participant’s name is registered on the Company’s books as the stockholder of record with respect to such shares of Common Stock.

10.6 Transferability. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the Participant’s death, to a beneficiary in accordance with Section 10.1 or by will or the laws of descent and distribution. Unless the Committee determines otherwise consistent with securities and other applicable laws, rules and regulations, (i) no Award granted under the Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than upon the Participant’s death, to a beneficiary in accordance with Section 10.1 or by will or the laws of descent and distribution, and (ii) each Stock Option outstanding to a Participant may be exercised during the Participant’s lifetime only by the Participant or his or her guardian or legal representative (provided that Incentive Stock Options may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder). In the event of a transfer to a permitted transferee as permitted under this Section 10.6 or by the Committee, appropriate evidence of any transfer to the permitted transferee shall be delivered to the Company at its principal executive office. If all or part of an Award is transferred to a permitted transferee, the permitted transferee’s rights thereunder shall be subject to the same restrictions and limitations with respect to the Award as the Participant.

10.7 No Fractional Shares. Unless provided otherwise in the Award Agreement applicable to an Award, no fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award and any fractional share of Common Stock otherwise payable pursuant to an Award shall be forfeited.

10.8 No Implied Rights. Nothing in the Plan or any Award Agreement shall confer upon any Participant any right to continue in the employ or service of the Company or Subsidiary, or to serve as a Non-Employee Director thereof, or interfere in any way with the right of the Company or a Subsidiary to terminate the Participant’s employment or other service relationship at any time and for any reason. Unless otherwise determined by the Committee, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Company or a Subsidiary for the benefit of its employees.

No Participant shall have any claim to an Award until it is actually granted under the Plan. An Award of any type made in any one year to an eligible Participant shall neither guarantee nor preclude a further grant of that or any other type of Award to such Participant in that year or any subsequent year, except as otherwise provided in the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.

10.9 Expenses of the Plan. The expenses of the Plan shall be borne by the Company. The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any Award under the Plan.

10.10 Compliance with Laws. The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations. It is the intent of the Company that the Awards made hereunder comply in all respects with Rule 16b-3 under the Exchange Act and that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention. Any provision herein relating to compliance with Rule 16b-3 under the Exchange Act shall not be applicable with respect to participation in the Plan by Participants who are not s.

10.11 Recoupment/Clawback. All Awards are subject to recoupment in accordance with applicable rules and regulations, as well as the Company’s recoupment, clawback and/or recovery policies in effect from time to time. In addition, the Committee may include such recoupment, clawback and/or recovery provisions in an Award Agreement as the Committee determines necessary or appropriate.

10.12 Regulatory Requirements. The grant and settlement of Awards under the Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

10.13 Whistleblower Protection. Nothing contained in this Plan or any Award Agreement (i) shall be deemed to prohibit any Participant from responding to a subpoena or order of a court or other governmental authority to testify or give evidence or engaging in conduct otherwise protected by the Sarbanes-Oxley Act; (ii) shall be deemed to prohibit any Participant from providing truthful information in good faith to any federal, state, or local governmental body, agency, or official investigating an alleged violation of any antidiscrimination or other employment-related law or otherwise gathering information or evidence pursuant to any official investigation, hearing, trial, or proceeding; (iii) is intended in any way to intimidate, coerce, deter, persuade, or compensate any Participant with respect to providing, withholding, or restricting any communication whatsoever to the extent prohibited under 18 U.S.C. §§ 201, 1503, or 1512 or under any similar or related provision of state or federal law; and (iv) is intended to require any Participant to provide notice to the Employer or its attorneys before reporting any possible violations of federal law or regulation to any governmental agency or entity (“Whistleblower Disclosures”) or to provide notice to the Employer or its attorneys after any Participant has made any such Whistleblower Disclosures.

10.14 Successors. The terms of the Plan and outstanding Awards shall be binding upon the Company and its successors and assigns.

10.15 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Common Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which shares of Common Stock are traded.

10.16 Compliance with Code Section 409A. At all times, this Plan shall be interpreted and operated (i) in accordance with the requirements of Code section 409A (if applicable), and (ii) to maintain the exemptions from Code section 409A on Stock Options and Restricted Stock and any Awards designed to meet the short-term deferral exception under Code section 409A. To the extent there is a conflict between the provisions of the Plan relating to compliance with Code section 409A and the provisions of any Award Agreement issued under the Plan, the provisions of the Plan control. In addition, to the extent required to avoid a violation of the applicable rules under Code section 409A by reason of Code section 409A(a)(2)(B)(i), any payment under an Award shall be delayed until the earliest date of payment that will result in compliance with the rules of Code section 409A(a)(2)(B)(i) (regarding the required six-month delay for distributions to specified employees that are related to a separation from service). To the extent that this Plan or an Award subject to Code section 409A provides for payment upon the recipient’s Disability, then such payment shall not be made unless the recipient’s Disability also constitutes disability within the meaning of Code section 409A(a)(2)(C). Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Disability (and other Participant rights that are tied to a Disability, such as vesting, shall not be affected by the prior sentence). Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Disability. To the extent an Award is subject to Code section 409A and is subject to a substantial risk of forfeiture within the meaning of Code section 409A (or will be granted upon the satisfaction of a condition that constitutes such a substantial risk of forfeiture), any compensation due under the Award (or pursuant to a commitment to grant an Award) shall be paid in full not later than the 60th day following the date on which there is no longer such a substantial risk of forfeiture with respect to the Award (and the Participant shall have no right to designate the year of the payment), unless the Committee shall clearly and expressly provide otherwise at the time of granting the Award. In the event that an Award shall be deemed not to comply with Code section 409A, then neither the Company, the Board of Directors, the Committee nor its or their designees or agents, nor any of their affiliates, assigns or successors (each a “protected party”) shall be liable to any Award recipient or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party if made or undertaken in good faith or in reliance on the advice of counsel (who may be counsel for the Company), or made or undertaken by someone other than a protected party.

10.17 Legal Construction.

(a) If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

(b) Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(c) To the extent not preempted by federal law, the Plan and all Award Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Maryland without giving effect to any choice of law provisions. Unless otherwise provided in the applicable Award Agreement, the recipient of an Award is deemed to submit to the exclusive jurisdiction and venue of the Federal and state courts of Maryland to resolve any and all issues that may arise out of or relate to the Plan or such Award Agreement.

10.18 Deferred Compensation. Subject to approval by the Committee, Participants may elect to defer the award of Restricted Stock under a Company or Everett Co-operative Bank sponsored deferred compensation plan, subject to the terms of the deferral plan and in compliance with Code section 409A.

ARTICLE 11 - AMENDMENT AND TERMINATION

11.1 Amendment or Termination of Plan. The Board of Directors or the Committee may at any time terminate and from time to time amend the Plan in whole or in part, but no such action shall materially adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless such action is required by applicable law or any listing standards applicable to the Common Stock or the affected Participants consent in writing. To the extent required by Code section 422, other applicable law, and/or any such listing standards, no amendment shall be effective unless approved by the stockholders of the Company.

11.2 Amendment of Award Agreement. The Committee may, at any time, amend outstanding Award Agreements in a manner not inconsistent with the terms of the Plan; provided, however, except as provided in Sections 10.12, 11.3 and 11.4, if such amendment is materially adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, amend an outstanding Award Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant. Except for adjustments as provided in Section 4.4 or in connection with a Change in Control , the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Awards or cancel outstanding Stock Options with per share exercise prices that are more than the Fair Market Value at the time of such cancellation in exchange for cash, other awards, or Stock Options with an exercise price that is less than the exercise price of the original Stock Options without stockholder approval.

11.3 Amendment to Conform to Law and Accounting Changes. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of: (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A); or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or by the Financial Accounting Standards Board after the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 11.3 to any Award granted under the Plan without further consideration or action.

11.4 Dissolution or Liquidation. Each outstanding Award shall terminate immediately prior to the consummation of the dissolution or liquidation of the Company, unless otherwise determined by the Committee.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, Smartphone or Tablet – QUICK « « « EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

ECB BANCORP, INC.	Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on September 6, 2023.

INTERNET –
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MOBILE VOTING
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this	☒
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

1. Election of Directors (Three-Year Terms):			2. Approval of the ECB Bancorp, Inc. 2023 Equity Incentive Plan.	FOR	AGAINST	ABSTAIN
	FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)		☐	☐	☐
(1) Joseph Sachetta (2) Susan Sgroi	☐	☐	3. Ratification of the selection of Baker Newman & Noyes LLC as the Company’s independent registered Public accounting firm for the year ending December 31, 2023.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

CONTROL NUMBER

Signature_____________________________ Signature, if held jointly___________________________________ Date_____________, 2023.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be held on September 7, 2023.

The 2023 Proxy Statement and the 2022 Annual Report

to Shareholders are available at:

https://www.cstproxy.com/ecbbancorp/2023

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ECB BANCORP, INC.

The undersigned appoints the full Board of Directors of ECB Bancorp, Inc., and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of ECB Bancorp, Inc. held of record by the undersigned at the close of business on June 30, 2023 at the Annual Meeting of Stockholders of ECB Bancorp, Inc. to be held on Thursday, September 7, 2023, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES SET FORTH IN PROPOSAL 1, IN FAVOR OF PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)

419 Broadway

Everett, Massachusetts 02149

Dear Participant:

As a participant in the Everett Co-operative Bank Employee Stock Ownership Plan (the “ESOP”), you are entitled to direct Community Bank of Pleasant Hill d/b/a First Trust of MidAmerica ( the “ESOP Trustee”), how to vote the shares of ECB Bancorp, Inc. (the “Company”) common stock allocated to your ESOP Account on proposals presented at the ECB Bancorp, Inc. 2023 Annual Meeting of Stockholders to be held on September 7, 2023 (the “Annual Meeting”). The Annual Meeting Proxy Statement includes the proposals that you may vote on at the Annual Meeting. On behalf of the Board of Directors of the Company, enclosed with this letter are the following documents:

•	Annual Meeting Notice and Proxy Statement;

•	Company Annual Report to Stockholders; and

•	ESOP Voting Instruction Card

In accordance with the terms of the ESOP, you may use the ESOP Voting Instruction Card to direct the ESOP Trustee how to vote all shares of Company stock allocated to your ESOP Account as of June 30, 2023 (the “ESOP shares). All shares of Company common stock allocated to ESOP participants’ accounts will be voted as directed by the ESOP participants, so long as timely instructions from the participants are received by the ESOP Trustee. Unallocated shares of Company common stock held in the ESOP Trust, allocated shares of Company common stock for which the ESOP Trustee has received no voting instructions, and Company common stock for which a Participant votes “ABSTAIN” will be voted in the same proportion as the ESOP Trustee votes the allocated shares of Company common stock for which it receives timely instructions from ESOP participants.

Please vote online or via telephone, or complete and sign the attached ESOP Voting Instruction Card and return it in accordance with the instructions set forth on the ESOP Voting Instruction Card. The ESOP Trustee must receive your instructions by August 31, 2023. Your vote will remain confidential.

Sincerely,

/s/ Richard J. O’Neil, Jr.
Richard J. O’Neil, Jr.
President and Chief Executive Officer

YOUR VOTING INSTRUCTIONS ARE IMPORTANT. PLEASE VOTE TODAY.

Provide your voting instructions by Internet – QUICK « « « EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

ECB BANCORP, INC.	Your Internet vote authorizes the ESOP Trustee to vote your shares allocated under the ESOP in the same manner as if you marked, signed and returned your voting instruction card by mail. Voting instructions must be received by 11:59 p.m., Eastern Time, on August 31, 2023.

INTERNET –
www.cstproxyvote.com
Use the Internet to vote your voting instruction card. Have your voting instruction card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your voting instruction card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE VOTING INSTRUCTION CARD IF YOU ARE PROVIDING VOTING INSTRUCTIONS ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.					Please mark your votes like this	☒

1. Election of Directors (Three-Year Terms):			2. Approval of the ECB Bancorp, Inc. 2023 Equity Incentive Plan.	FOR	AGAINST	ABSTAIN
	FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)		☐	☐	☐
(1) Joseph Sachetta (2) Susan Sgroi	☐	☐	3. Ratification of the selection of Baker Newman & Noyes LLC as the Company’s independent registered Public accounting firm for the year ending December 31, 2023.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

CONTROL NUMBER

Signature_____________________________ Name of ESOP Participant___________________________________ Date_____________, 2023.

Note: The undersigned acknowledges receipt from the Company prior to the execution of this voting instruction card of the Notice of Annual Meeting, a Proxy Statement for the Annual Meeting and the Company’s 2022 Annual Report on Form 10-K.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

ESOP VOTING INSTRUCTION CARD

ECB BANCORP, INC.

REQUEST FOR VOTING INSTRUCTIONS IN CONNECTION

WITH THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby directs Community Bank of Pleasant Hill d/b/a First Trust of MidAmerica (the “ESOP Trustee”), as trustee of the Trust established under the Everett Cooperative Bank Employee Stock Ownership Plan (the “ESOP”), to vote all shares of common stock of ECB Bancorp, Inc. (the “Company”) that are allocated to the account of the undersigned pursuant to the ESOP, at the Annual Meeting of Stockholders to be held at the Company’s main office located at 419 Broadway, Everett, Massachusetts 02149, on Thursday, September 7, 2023 at 4:30 p.m., local time, and at any and all adjournments thereof.

All shares of Company common stock allocated to ESOP participants’ accounts will be voted by the ESOP Trustee as directed by the ESOP participants, so long as timely instructions from the participants are received by the ESOP Trustee. Unallocated shares of Company common stock held in the ESOP Trust, allocated shares of Company common stock for which the ESOP Trustee has received no voting instructions, and Company common stock for which a Participant votes “ABSTAIN” will be voted by the ESOP Trustee in the same proportion as the ESOP Trustee votes the allocated shares of Company common stock for which it receives timely instructions from ESOP participants.

(Continued and to be marked, dated and signed, on the other side)